CALIFORNIA ASSOCIATION OF REALTORS®

CALIFORNIA RESIDENTIAL PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

(C.A.R. Form RPA-CA, Revised 12/15)

Date Prepared: 05/03/2025

1. **OFFER:**
   A. **THIS IS AN OFFER FROM** Elata Investments LLC, a Wyomi ("Buyer").
   B. **THE REAL PROPERTY** to be acquired is 1434 W 22nd Street Los Angeles, CA 90007, situated in Los Angeles (City), Los Angeles (County), California, 90007 (Zip Code), Assessor's Parcel No. 5055001020 ("Property").
   C. **THE PURCHASE PRICE** offered is Six Hundred Forty Thousand Dollars $ 640,000.
   D. **CLOSE OF ESCROW** shall occur on [X] 05/26/2025 (date)(or [ ] ____ **Days** After Acceptance).
   E. Buyer and Seller are referred to herein as the "Parties." Brokers are not Parties to this Agreement.
2. **AGENCY:**
   A. **DISCLOSURE:** The Parties each acknowledge receipt of a [X] "Disclosure Regarding Real Estate Agency Relationships" (C.A.R. Form AD).
   B. **CONFIRMATION:** The following agency relationships are hereby confirmed for this transaction:
   Listing Agent N/A (Print Firm Name) is the agent of (check one): [ ] the Seller exclusively; or [ ] both the Buyer and Seller.
   Selling Agent N/A (Print Firm Name) (if not the same as the Listing Agent) is the agent of (check one): [ ] the Buyer exclusively; or [ ] the Seller exclusively; or [ ] both the Buyer and Seller.
   C. **POTENTIALLY COMPETING BUYERS AND SELLERS:** The Parties each acknowledge receipt of a [X] "Possible Representation of More than One Buyer or Seller - Disclosure and Consent" (C.A.R. Form PRBS).
3. **FINANCE TERMS:** Buyer represents that funds will be good when deposited with Escrow Holder.
   A. **INITIAL DEPOSIT:** Deposit shall be in the amount of . . . . $ 19,200
   (1) Buyer Direct Deposit: Buyer shall deliver deposit directly to Escrow Holder by electronic funds transfer, [X] cashier's check, [ ] ~~personal check~~, [ ] other ____ ~~within 3 business days after Acceptance~~ (or IMMEDIATLEY);
   OR (2) [ ] Buyer Deposit with Agent: Buyer has given the deposit by ~~personal check~~ (or CASHIERS CHECK) to the agent submitting the offer (or to INC REAL ESTATE CORP), made payable to CHOICE ONE ESCROW. The deposit shall be held uncashed until Acceptance and then deposited with Escrow Holder within ~~3 business days after Acceptance~~ (or IMMEDIATELY).
   Deposit checks given to agent shall be an original signed check and not a copy.
   (Note: Initial and increased deposits checks received by agent shall be recorded in Broker's trust fund log.)
   ~~B. INCREASED DEPOSIT: Buyer shall deposit with Escrow Holder an increased deposit in the amount of . . . . $ ____ within ____ Days After Acceptance (or ____). If the Parties agree to liquidated damages in this Agreement, they also agree to incorporate the increased deposit into the liquidated damages amount in a separate liquidated damages clause (C.A.R. Form RID) at the time the increased deposit is delivered to Escrow Holder.~~
   C. [X] **ALL CASH OFFER:** No loan is needed to purchase the Property. This offer is NOT contingent on Buyer obtaining a loan. Written verification of sufficient funds to close this transaction IS ATTACHED to this offer or [ ] Buyer shall, within 3 **(or ____) Days** After Acceptance, Deliver to Seller such verification.
   ~~D. LOAN(S):~~
   ~~(1) FIRST LOAN: in the amount of . . . . $ ____~~
   ~~This loan will be conventional financing or [ ] FHA, [ ] VA, [ ] Seller financing (C.A.R. Form SFA), [ ] assumed financing (C.A.R. Form AFA), [ ] Other ____. This loan shall be at a fixed rate not to exceed ____ % or, [ ] an adjustable rate loan with initial rate not to exceed ____ %. Regardless of the type of loan, Buyer shall pay points not to exceed ____ % of the loan amount.~~
   ~~(2) [ ] SECOND LOAN in the amount of . . . . $ ____~~
   ~~This loan will be conventional financing or [ ] Seller financing (C.A.R. Form SFA), [ ] assumed financing (C.A.R. Form AFA), [ ] Other ____. This loan shall be at a fixed rate not to exceed ____ % or, [ ] an adjustable rate loan with initial rate not to exceed ____ %. Regardless of the type of loan, Buyer shall pay points not to exceed ____ % of the loan amount.~~
   ~~(3) FHA/VA: For any FHA or VA loan specified in 3D(1), Buyer has 17 (or ____) Days After Acceptance to Deliver to Seller written notice (C.A.R. Form FVA) of any lender-required repairs or costs that Buyer requests Seller to pay for or otherwise correct. Seller has no obligation to pay or satisfy lender requirements unless agreed in writing. A FHA/VA amendatory clause (C.A.R. Form FVAC) shall be a part of this Agreement.~~
   E. **ADDITIONAL FINANCING TERMS:** ____
   F. **BALANCE OF DOWN PAYMENT OR PURCHASE PRICE** in the amount of . . . . $ 620,800 to be deposited with Escrow Holder pursuant to Escrow Holder instructions.
   G. **PURCHASE PRICE (TOTAL):** . . . . $ 640,000

Buyer's Initials (DBM) (____) Seller's Initials (ANS) (____)

EQUAL HOUSING OPPORTUNITY

H. **VERIFICATION OF DOWN PAYMENT AND CLOSING COSTS:** Buyer (or Buyer's lender or loan broker pursuant to paragraph 3J(1)) shall, within 3 **(or ____) Days** After Acceptance, Deliver to Seller written verification of Buyer's down payment and closing costs. (☐ Verification attached.)

I. **APPRAISAL CONTINGENCY AND REMOVAL:** This Agreement is (**or** ☒ is NOT) contingent upon a written appraisal of the Property by a licensed or certified appraiser at no less than the purchase price. Buyer shall, as specified in paragraph 14B(3), in writing, remove the appraisal contingency or cancel this Agreement within **17 (or ____) Days** After Acceptance.

~~J. LOAN TERMS:~~

~~(1) LOAN APPLICATIONS: Within 3 (or ____) Days After Acceptance, Buyer shall Deliver to Seller a letter from Buyer's lender or loan broker stating that, based on a review of Buyer's written application and credit report, Buyer is prequalified or preapproved for any NEW loan specified in paragraph 3D. If any loan specified in paragraph 3D is an adjustable rate loan, the prequalification or preapproval letter shall be based on the qualifying rate, not the initial loan rate. (☐ Letter attached.)~~

~~(2) LOAN CONTINGENCY: Buyer shall act diligently and in good faith to obtain the designated loan(s). Buyer's qualification for the loan(s) specified above is a contingency of this Agreement unless otherwise agreed in writing. If there is no appraisal contingency or the appraisal contingency has been waived or removed, then failure of the Property to appraise at the purchase price does not entitle Buyer to exercise the cancellation right pursuant to the loan contingency if Buyer is otherwise qualified for the specified loan. Buyer's contractual obligations regarding deposit, balance of down payment and closing costs are not contingencies of this Agreement.~~

~~(3) LOAN CONTINGENCY REMOVAL:~~
~~Within 21 (or ____) Days After Acceptance, Buyer shall, as specified in paragraph 14, in writing, remove the loan contingency or cancel this Agreement. If there is an appraisal contingency, removal of the loan contingency shall not be deemed removal of the appraisal contingency.~~

(4) ☐ **NO LOAN CONTINGENCY**: Obtaining any loan specified above is NOT a contingency of this Agreement. If Buyer does not obtain the loan and as a result does not purchase the Property, Seller may be entitled to Buyer's deposit or other legal remedies.

~~(5) LENDER LIMITS ON BUYER CREDITS: Any credit to Buyer, from any source, for closing or other costs that is agreed to by the Parties ("Contractual Credit") shall be disclosed to Buyer's lender. If the total credit allowed by Buyer's lender ("Lender Allowable Credit") is less than the Contractual Credit, then (i) the Contractual Credit shall be reduced to the Lender Allowable Credit, and (ii) in the absence of a separate written agreement between the Parties, there shall be no automatic adjustment to the purchase price to make up for the difference between the Contractual Credit and the Lender Allowable Credit.~~

K. **BUYER STATED FINANCING:** Seller is relying on Buyer's representation of the type of financing specified (including but not limited to, as applicable, all cash, amount of down payment, or contingent or non-contingent loan). Seller has agreed to a specific closing date, purchase price and to sell to Buyer in reliance on Buyer's covenant concerning financing. Buyer shall pursue the financing specified in this Agreement. Seller has no obligation to cooperate with Buyer's efforts to obtain any financing other than that specified in the Agreement and the availability of any such alternate financing does not excuse Buyer from the obligation to purchase the Property and close escrow as specified in this Agreement.

4. **SALE OF BUYER'S PROPERTY:**

A. This Agreement and Buyer's ability to obtain financing are NOT contingent upon the sale of any property owned by Buyer.

OR B. ☐ This Agreement and Buyer's ability to obtain financing are contingent upon the sale of property owned by Buyer as specified in the attached addendum (C.A.R. Form COP).

5. **ADDENDA AND ADVISORIES:**

A. ADDENDA:	☒ Addendum # 1 ~~(C.A.R. Form ADM)~~
☐ Back Up Offer Addendum (C.A.R. Form BUO)	☐ Court Confirmation Addendum (C.A.R. Form CCA)
☐ Septic, Well and Property Monument Addendum (C.A.R. Form SWPI)	
☐ Short Sale Addendum (C.A.R. Form SSA)	☒ Other: Contingency Removal #1
B. BUYER AND SELLER ADVISORIES:	☒ Buyer's Inspection Advisory (C.A.R. Form BIA)
☐ Probate Advisory (C.A.R. Form PA)	☒ Statewide Buyer and Seller Advisory (C.A.R. Form SBSA)
☐ Trust Advisory (C.A.R. Form TA)	☐ REO Advisory (C.A.R. Form REO)
☐ Short Sale Information and Advisory (C.A.R. Form SSIA)	☐ Other

6. **OTHER TERMS:** *BUYER ACCEPTS PROPERTY DISCLOSURES PROVIDED TO JOURNEY INVESTMENTS FROM JOURNEY INVESTMENT'S RECENT PURCHASE OF SAID PROPERTY.*
NO ADDITIONAL DISCLOSURES TO BE PROVIDED .

7. **ALLOCATION OF COSTS**

A. INSPECTIONS, REPORTS AND CERTIFICATES: Unless otherwise agreed in writing, this paragraph only determines who is to pay for the inspection, test, certificate or service ("Report") mentioned; it **does not determine who is to pay for any work recommended or identified in the Report.**

(1) ☒ Buyer ☐ Seller shall pay for a natural hazard zone disclosure report, including tax ☒ environmental ☐ Other: ________ prepared by *SELLERS CHOICE* .

(2) ☒ Buyer ☐ Seller shall pay for the following Report ________ prepared by ________ .

(3) ☐ Buyer ☐ Seller shall pay for the following Report ________ prepared by ________ .

Property Address: 1434 W 22nd Street Los Angeles, CA 90007 Date: 05/03/2025

B. GOVERNMENT REQUIREMENTS AND RETROFIT:

(1) [X] Buyer [ ] Seller shall pay for smoke alarm and carbon monoxide device installation and water heater bracing, if required by Law. Prior to Close Of Escrow ("COE"), Seller shall provide Buyer written statement(s) of compliance in accordance with state and local Law, unless Seller is exempt.

(2) (i) [X] Buyer [ ] Seller shall pay the cost of compliance with any other minimum mandatory government inspections and reports if required as a condition of closing escrow under any Law.

(ii) [X] Buyer [ ] Seller shall pay the cost of compliance with any other minimum mandatory government retrofit standards required as a condition of closing escrow under any Law, whether the work is required to be completed before or after COE.

(iii) Buyer shall be provided, within the time specified in paragraph 14A, a copy of any required government conducted or point-of-sale inspection report prepared pursuant to this Agreement or in anticipation of this sale of the Property.

C. ESCROW AND TITLE:

(1) (a) [X] Buyer [ ] Seller shall pay escrow fee ______.

(b) Escrow Holder shall be *CHOICE ONE ESCROW / TY KORTE / TY@CHOICE1ESCROW.COM*.

(c) The Parties shall, within **5 (or ___) Days** After receipt, sign and return Escrow Holder's general provisions.

(2) (a) [X] Buyer [ ] Seller shall pay for **owner's** title insurance policy specified in paragraph 13E ______.

(b) Owner's title policy to be issued by *SELLERS CHOICE OF COMPANY*.

(Buyer shall pay for any title insurance policy insuring Buyer's **lender**, unless otherwise agreed in writing.)

D. OTHER COSTS:

(1) [X] Buyer [ ] Seller shall pay County transfer tax or fee ______.

(2) [X] Buyer [ ] Seller shall pay City transfer tax or fee ______.

(3) [X] Buyer [ ] Seller shall pay Homeowners' Association ("HOA") transfer fee If Applicable*.

(4) Seller shall pay HOA fees for preparing documents required to be delivered by Civil Code §4525.

(5) [X] Buyer [ ] Seller shall pay HOA fees for preparing all documents other than those required by Civil Code §4525.

(6) Buyer to pay for any HOA certification fee.

(7) [X] Buyer [ ] Seller shall pay for any private transfer fee If Applicable*.

(8) [ ] Buyer [ ] Seller shall pay for ______.

(9) [ ] Buyer [ ] Seller shall pay for ______.

(10) [ ] Buyer [ ] Seller shall pay for the cost, not to exceed $ ______, of a standard (or [ ] upgraded) one-year home warranty plan, issued by ______, with the following optional coverages: [ ] Air Conditioner [ ] Pool/Spa [ ] Other: ______.
Buyer is informed that home warranty plans have many optional coverages in addition to those listed above. Buyer is advised to investigate these coverages to determine those that may be suitable for Buyer.

OR [X] **Buyer waives the purchase of a home warranty plan. Nothing in this paragraph precludes Buyer's purchasing a home warranty plan during the term of this Agreement.**

8. ITEMS INCLUDED IN AND EXCLUDED FROM SALE:

A. NOTE TO BUYER AND SELLER: Items listed as included or excluded in the MLS, flyers or marketing materials are **not** included in the purchase price or excluded from the sale unless specified in paragraph 8 B or C.

B. ITEMS INCLUDED IN SALE: Except as otherwise specified or disclosed,

(1) All EXISTING fixtures and fittings that are attached to the Property;

(2) EXISTING electrical, mechanical, lighting, plumbing and heating fixtures, ceiling fans, fireplace inserts, gas logs and grates, solar power systems, built-in appliances, window and door screens, awnings, shutters, window coverings, attached floor coverings, television antennas, satellite dishes, air coolers/conditioners, pool/spa equipment, garage door openers/remote controls, mailbox, in-ground landscaping, trees/shrubs, water features and fountains, water softeners, water purifiers, security systems/alarms and the following if checked: [ ] all stove(s), except ______; [ ] all refrigerator(s) except ______; [ ] all washer(s) and dryer(s), except ______;

(3) The following additional items: ______.

(4) Existing integrated phone and home automation systems, including necessary components such as intranet and Internet-connected hardware or devices, control units (other than non-dedicated mobile devices, electronics and computers) and applicable software, permissions, passwords, codes and access information, are ([ ] are NOT) included in the sale.

(5) LEASED OR LIENED ITEMS AND SYSTEMS: Seller shall, within the time specified in paragraph 14A, (i) disclose to Buyer if any item or system specified in paragraph 8B or otherwise included in the sale is leased, or not owned by Seller, or specifically subject to a lien or other encumbrance, and (ii) Deliver to Buyer all written materials (such as lease, warranty, etc.) concerning any such item. Buyer's ability to assume any such lease, or willingness to accept the Property subject to any such lien or encumbrance, is a contingency in favor of Buyer and Seller as specified in paragraph 14B and C.

(6) Seller represents that all items included in the purchase price, unless otherwise specified, (i) are owned by Seller and shall be transferred free and clear of liens and encumbrances, except the items and systems identified pursuant to 8B(5) and ______, and (ii) are transferred without Seller warranty regardless of value.

C. ITEMS EXCLUDED FROM SALE: Unless otherwise specified, the following items are excluded from sale: (i) audio and video components (such as flat screen TVs, speakers and other items) if any such item is not itself attached to the Property, even if a bracket or other mechanism attached to the component or item is attached to the Property; (ii) furniture and other items secured to the Property for earthquake purposes; and (iii) ______. **Brackets attached to walls, floors or ceilings for any such component, furniture or item shall remain with the Property (or [ ] will be removed and holes or other damage shall be repaired, but not painted).**

9. CLOSING AND POSSESSION:

A. Buyer intends (or [X] does not intend) to occupy the Property as Buyer's primary residence.

B. Seller-occupied or vacant property: Possession shall be delivered to Buyer: (i) at 6 PM or (____ ☐ AM/☐ PM) on the date of Close Of Escrow; (ii) ☐ no later than ___ calendar days after Close Of Escrow; or (iii) ☐ at ____ ☐ AM/☐ PM on ______________.

C. Seller remaining in possession After Close Of Escrow: If Seller has the right to remain in possession after Close Of Escrow, (i) the Parties are advised to sign a separate occupancy agreement such as ☐ C.A.R. Form SIP, for Seller continued occupancy of less than 30 days, ☐ C.A.R. Form RLAS for Seller continued occupancy of 30 days or more; and (ii) the Parties are advised to consult with their insurance and legal advisors for information about liability and damage or injury to persons and personal and real property; and (iii) Buyer is advised to consult with Buyer's lender about the impact of Seller's occupancy on Buyer's loan.

D. Tenant-occupied property: Property shall be vacant at least 5 (or ___) Days Prior to Close Of Escrow, unless otherwise agreed in writing. **Note to Seller: If you are unable to deliver Property vacant in accordance with rent control and other applicable Law, you may be in breach of this Agreement.**

OR ☐ **Tenant to remain in possession** (C.A.R. Form TIP).

E. At Close Of Escrow: Seller assigns to Buyer any assignable warranty rights for items included in the sale; and Seller shall Deliver to Buyer available Copies of any such warranties. Brokers cannot and will not determine the assignability of any warranties.

F. At Close Of Escrow, unless otherwise agreed in writing, Seller shall provide keys, passwords, codes and/or means to operate all locks, mailboxes, security systems, alarms, home automation systems and intranet and Internet-connected devices included in the purchase price, and garage door openers. If the Property is a condominium or located in a common interest subdivision, Buyer may be required to pay a deposit to the Homeowners' Association ("HOA") to obtain keys to accessible HOA facilities.

10. STATUTORY AND OTHER DISCLOSURES (INCLUDING LEAD-BASED PAINT HAZARD DISCLOSURES) AND CANCELLATION RIGHTS:

A. (1) Seller shall, within the time specified in paragraph 14A, Deliver to Buyer: (i) if required by Law, a fully completed: Federal Lead-Based Paint Disclosures (C.A.R. Form FLD) and pamphlet ("Lead Disclosures"); and **(ii)** unless exempt, fully completed disclosures or notices required by sections 1102 et. seq. and 1103 et. seq. of the Civil Code ("Statutory Disclosures"). Statutory Disclosures include, but are not limited to, a Real Estate Transfer Disclosure Statement ("TDS"), Natural Hazard Disclosure Statement ("NHD"), notice or actual knowledge of release of illegal controlled substance, notice of special tax and/or assessments (or, if allowed, substantially equivalent notice regarding the Mello-Roos Community Facilities Act of 1982 and Improvement Bond Act of 1915) and, if Seller has actual knowledge, of industrial use and military ordnance location (C.A.R. Form SPQ or ESD).

(2) Any Statutory Disclosure required by this paragraph is considered fully completed if Seller has answered all questions and completed and signed the Seller section(s) and the Listing Agent, if any, has completed and signed the Listing Broker section(s), or, if applicable, an Agent Visual Inspection Disclosure (C.A.R. Form AVID). Nothing stated herein relieves a Buyer's Broker, if any, from the obligation to (i) conduct a reasonably competent and diligent visual inspection of the accessible areas of the Property and disclose, on Section IV of the TDS, or an AVID, material facts affecting the value or desirability of the Property that were or should have been revealed by such an inspection or (ii) complete any sections on all disclosures required to be completed by Buyer's Broker.

(3) Note to Buyer and Seller: Waiver of Statutory and Lead Disclosures is prohibited by Law.

(4) Within the time specified in paragraph 14A, **(i)** Seller, unless exempt from the obligation to provide a TDS, shall, complete and provide Buyer with a Seller Property Questionnaire (C.A.R. Form SPQ); (ii) if Seller is not required to provide a TDS, Seller shall complete and provide Buyer with an Exempt Seller Disclosure (C.A.R. Form ESD).

(5) Buyer shall, within the time specified in paragraph 14B(1), return Signed Copies of the Statutory, Lead and other disclosures to Seller.

(6) In the event Seller or Listing Broker, prior to Close Of Escrow, becomes aware of adverse conditions materially affecting the Property, or any material inaccuracy in disclosures, information or representations previously provided to Buyer, Seller shall promptly provide a subsequent or amended disclosure or notice, in writing, covering those items. **However, a subsequent or amended disclosure shall not be required for conditions and material inaccuracies** of which Buyer is otherwise aware, or which are **disclosed in reports provided to or obtained by Buyer or ordered and paid for by Buyer.**

(7) If any disclosure or notice specified in paragraph 10A(1), or subsequent or amended disclosure or notice is Delivered to Buyer after the offer is Signed, Buyer shall have the right to cancel this Agreement within **3 Days** After Delivery in person, or **5 Days** After Delivery by deposit in the mail, by giving written notice of cancellation to Seller or Seller's agent.

B. NATURAL AND ENVIRONMENTAL HAZARD DISCLOSURES AND OTHER BOOKLETS: Within the time specified in paragraph 14A, Seller shall, if required by Law: **(i)** Deliver to Buyer earthquake guide(s) (and questionnaire), environmental hazards booklet, and home energy rating pamphlet; **(ii)** disclose if the Property is located in a Special Flood Hazard Area; Potential Flooding (Inundation) Area; Very High Fire Hazard Zone; State Fire Responsibility Area; Earthquake Fault Zone; and Seismic Hazard Zone; and **(iii)** disclose any other zone as required by Law and provide any other information required for those zones.

C. WITHHOLDING TAXES: Within the time specified in paragraph 14A, to avoid required withholding, Seller shall Deliver to Buyer or qualified substitute, an affidavit sufficient to comply with federal (FIRPTA) and California withholding Law (C.A.R. Form AS or QS).

D. MEGAN'S LAW DATABASE DISCLOSURE: Notice: Pursuant to Section 290.46 of the Penal Code, information about specified registered sex offenders is made available to the public via an Internet Web site maintained by the Department of Justice at **www.meganslaw.ca.gov.** Depending on an offender's criminal history, this information will include either the address at which the offender resides or the community of residence and ZIP Code in which he or she resides. (Neither Seller nor Brokers are required to check this website. If Buyer wants further information, Broker recommends that Buyer obtain information from this website during Buyer's inspection contingency period. Brokers do not have expertise in this area.)

E. NOTICE REGARDING GAS AND HAZARDOUS LIQUID TRANSMISSION PIPELINES: This notice is being provided simply to inform you that information about the general location of gas and hazardous liquid transmission pipelines is available to the public via the National Pipeline Mapping System (NPMS) Internet Web site maintained by the United States Department of Transportation at **http://www.npms.phmsa.dot.gov/.** To seek further information about possible transmission pipelines near the Property, you may contact your local gas utility or other pipeline operators in the area. Contact information for pipeline operators is searchable by ZIP Code and county on the NPMS Internet Web site.

F. CONDOMINIUM/PLANNED DEVELOPMENT DISCLOSURES:

(1) SELLER HAS: 7 (or ___) Days After Acceptance to disclose to Buyer if the Property is a condominium, or is located in a planned development or other common interest subdivision (C.A.R. Form SPQ or ESD).

(2) If the Property is a condominium or is located in a planned development or other common interest subdivision, Seller has 3 (or ___) **Days** After Acceptance to request from the HOA (C.A.R. Form HOA1): **(i)** Copies of any documents required by Law; **(ii)** disclosure of any pending or anticipated claim or litigation by or against the HOA; **(iii)** a statement containing the location and number of designated parking and storage spaces; **(iv)** Copies of the most recent 12 months of HOA minutes for regular and special meetings; and **(v)** the names and contact information of all HOAs governing the Property (collectively, "CI Disclosures"). **(vi)** private transfer fees; **(vii)** Pet fee restrictions; and **(viii)** smoking restrictions. Seller shall itemize and Deliver to Buyer all CI Disclosures received from the HOA and any CI Disclosures in Seller's possession. Buyer's approval of CI Disclosures is a contingency of this Agreement as specified in paragraph 14B(3). The Party specified in paragraph 7, as directed by escrow, shall deposit funds into escrow or direct to HOA or management company to pay for any of the above.

11. CONDITION OF PROPERTY: Unless otherwise agreed in writing: **(i)** the Property is sold (a) "AS-IS" in its PRESENT physical condition as of the date of Acceptance and (b) subject to Buyer's Investigation rights; **(ii)** the Property, including pool, spa, landscaping and grounds, is to be maintained in substantially the same condition as on the date of Acceptance; and **(iii)** all debris and personal property not included in the sale shall be removed by Close Of Escrow.

A. Seller shall, within the time specified in paragraph 14A, DISCLOSE KNOWN MATERIAL FACTS AND DEFECTS affecting the Property, including known insurance claims within the past five years, and make any and all other disclosures required by law.

B. Buyer has the right to conduct Buyer Investigations of the Property and, as specified in paragraph 14B, based upon information discovered in those investigations: (i) cancel this Agreement; or (ii) request that Seller make Repairs or take other action.

C. **Buyer is strongly advised to conduct investigations of the entire Property in order to determine its present condition. Seller may not be aware of all defects affecting the Property or other factors that Buyer considers important. Property improvements may not be built according to code, in compliance with current Law, or have had permits issued.**

12. BUYER'S INVESTIGATION OF PROPERTY AND MATTERS AFFECTING PROPERTY:

A. Buyer's acceptance of the condition of, and any other matter affecting the Property, is a contingency of this Agreement as specified in this paragraph and paragraph 14B. Within the time specified in paragraph 14B(1), Buyer shall have the right, at Buyer's expense unless otherwise agreed, to conduct inspections, investigations, tests, surveys and other studies ("Buyer Investigations"), including, but not limited to: **(i)** a general physical inspection; **(ii)** an inspection specifically for wood destroying pests and organisms. Any inspection for wood destroying pests and organisms shall be prepared by a registered Structural Pest Control company; shall cover the main building and attached structures; may cover detached structures; shall NOT include water tests of shower pans on upper level units unless the owners of property below the shower consent; shall NOT include roof coverings; and, if the Property is a unit in a condominium or other common interest subdivision, the inspection shall include only the separate interest and any exclusive-use areas being transferred, and shall NOT include common areas; and shall include a report ("Pest Control Report") showing the findings of the company which shall be separated into sections for evident infestation or infections (Section 1) and for conditions likely to lead to infestation or infection (Section 2); **(iii)** inspect for lead-based paint and other lead-based paint hazards; **(iv)** satisfy Buyer as to any matter specified in the attached Buyer's Inspection Advisory (C.A.R. Form BIA); (v) review the registered sex offender database; **(vi)** confirm the insurability of Buyer and the Property including the availability and cost of flood and fire insurance; and **(vii)** review and seek approval of leases that may need to be assumed by Buyer. Without Seller's prior written consent, Buyer shall neither make nor cause to be made: invasive or destructive Buyer Investigations, except for minimally invasive testing required to prepare a Pest Control Report; or inspections by any governmental building or zoning inspector or government employee, unless required by Law.

B. Seller shall make the Property available for all Buyer Investigations. Buyer shall **(i)** as specified in paragraph 14B, complete Buyer Investigations and either remove the contingency or cancel this Agreement, and **(ii)** give Seller, at no cost, complete Copies of all such Investigation reports obtained by Buyer, which obligation shall survive the termination of this Agreement.

C. Seller shall have water, gas, electricity and all operable pilot lights on for Buyer's Investigations and through the date possession is made available to Buyer.

D. **Buyer indemnity and seller protection for entry upon property:** Buyer shall: **(i)** keep the Property free and clear of liens; **(ii)** repair all damage arising from Buyer Investigations; and **(iii)** indemnify and hold Seller harmless from all resulting liability, claims, demands, damages and costs. Buyer shall carry, or Buyer shall require anyone acting on Buyer's behalf to carry, policies of liability, workers' compensation and other applicable insurance, defending and protecting Seller from liability for any injuries to persons or property occurring during any Buyer Investigations or work done on the Property at Buyer's direction prior to Close Of Escrow. Seller is advised that certain protections may be afforded Seller by recording a "Notice of Non-Responsibility" (C.A.R. Form NNR) for Buyer Investigations and work done on the Property at Buyer's direction. Buyer's obligations under this paragraph shall survive the termination of this Agreement.

13. TITLE AND VESTING:

A. Within the time specified in paragraph 14, Buyer shall be provided a current preliminary title report ("Preliminary Report"). The Preliminary Report is only an offer by the title insurer to issue a policy of title insurance and may not contain every item affecting title. Buyer's review of the Preliminary Report and any other matters which may affect title are a contingency of this Agreement as specified in paragraph 14B. The company providing the Preliminary Report shall, prior to issuing a Preliminary Report, conduct a search of the General Index for all Sellers except banks or other institutional lenders selling properties they acquired through foreclosure (REOs), corporations, and government entities. Seller shall within 7 Days After Acceptance, give Escrow Holder a completed Statement of Information.

B. Title is taken in its present condition subject to all encumbrances, easements, covenants, conditions, restrictions, rights and other matters, whether of record or not, as of the date of Acceptance except for: **(i)** monetary liens of record (which Seller is obligated to pay off) unless Buyer is assuming those obligations or taking the Property subject to those obligations; and **(ii)** those matters which Seller has agreed to remove in writing.

C. Within the time specified in paragraph 14A, Seller has a duty to disclose to Buyer all matters known to Seller affecting title, whether of record or not.

D. At Close Of Escrow, Buyer shall receive a grant deed conveying title (or, for stock cooperative or long-term lease, an assignment of stock certificate or of Seller's leasehold interest), including oil, mineral and water rights if currently owned by Seller. Title shall vest as designated in Buyer's supplemental escrow instructions. THE MANNER OF TAKING TITLE MAY HAVE SIGNIFICANT LEGAL AND TAX CONSEQUENCES. CONSULT AN APPROPRIATE PROFESSIONAL.

E. Buyer shall receive a CLTA/ALTA "Homeowner's Policy of Title Insurance", if applicable to the type of property and buyer. If not, Escrow Holder shall notify Buyer. A title company can provide information about the availability, coverage, and cost of other title policies and endorsements. If the Homeowner's Policy is not available, Buyer shall choose another policy, instruct Escrow Holder in writing and shall pay any increase in cost.

14. TIME PERIODS; REMOVAL OF CONTINGENCIES; CANCELLATION RIGHTS: The following time periods may only be extended, altered, modified or changed by mutual written agreement. Any removal of contingencies or cancellation under this paragraph by either Buyer or Seller must be exercised in good faith and in writing (C.A.R. Form CR or CC).

A. SELLER HAS: 7 (or ____) Days After Acceptance to Deliver to Buyer all Reports, disclosures and information for which Seller is responsible under paragraphs 5, 6, 7, 8B(5), 10A, B, C, and F, 11A and 13A. If, by the time specified, Seller has not Delivered any such item, Buyer after first Delivering to Seller a Notice to Seller to Perform (C.A.R. Form NSP) may cancel this Agreement.

B. (1) BUYER HAS: 17 (or ____) Days After Acceptance, unless otherwise agreed in writing, to: **(i)** complete all Buyer Investigations; review all disclosures, reports, lease documents to be assumed by Buyer pursuant to paragraph 8B(5), and other applicable information, which Buyer receives from Seller; and approve all matters affecting the Property; and **(ii)** Deliver to Seller Signed Copies of Statutory and Lead Disclosures and other disclosures Delivered by Seller in accordance with paragraph 10A.

(2) Within the time specified in paragraph 14B(1), Buyer may request that Seller make repairs or take any other action regarding the Property (C.A.R. Form RR). Seller has no obligation to agree to or respond to (C.A.R. Form RRRR) Buyer's requests.

(3) By the end of the time specified in paragraph 14B(1) (or as otherwise specified in this Agreement), Buyer shall Deliver to Seller a removal of the applicable contingency or cancellation (C.A.R. Form CR or CC) of this Agreement. However, if any report, disclosure or information for which Seller is responsible is not Delivered within the time specified in paragraph 14A, then Buyer has **5 (or ____) Days** After Delivery of any such items, or the time specified in paragraph 14B(1), whichever is later, to Deliver to Seller a removal of the applicable contingency or cancellation of this Agreement.

(4) Continuation of Contingency: Even after the end of the time specified in paragraph 14B(1) and before Seller cancels, if at all, pursuant to paragraph 14D, Buyer retains the right, in writing, to either (i) remove remaining contingencies, or (ii) cancel this Agreement based on a remaining contingency. Once Buyer's written removal of all contingencies is Delivered to Seller, Seller may not cancel this Agreement pursuant to paragraph 14D(1).

(5) Access to Property: Buyer shall have access to the Property to conduct inspections and investigations for **17 (or ____) Days** After Acceptance, whether or not any part of the Buyer's Investigation Contingency has been waived or removed.

C. [X] REMOVAL OF CONTINGENCIES WITH OFFER: Buyer removes the contingencies specified in the attached Contingency Removal form (C.A.R. Form CR). If Buyer removes any contingency without an adequate understanding of the Property's condition or Buyer's ability to purchase, Buyer is acting against the advice of Broker.

~~**D. SELLER RIGHT TO CANCEL:**~~

~~**(1) Seller right to Cancel; Buyer Contingencies:** If, by the time specified in this Agreement, Buyer does not Deliver to Seller a removal of the applicable contingency or cancellation of this Agreement, then Seller, after first Delivering to Buyer a Notice to Buyer to Perform (C.A.R. Form NBP), may cancel this Agreement. In such event, Seller shall authorize the return of Buyer's deposit, except for fees incurred by Buyer.~~

~~**(2) Seller right to Cancel; Buyer Contract Obligations:** Seller, after first delivering to Buyer a NBP, may cancel this Agreement if, by the time specified in this Agreement, Buyer does not take the following action(s): (i) Deposit funds as required by paragraph 3A, or 3B or if the funds deposited pursuant to paragraph 3A or 3B are not good when deposited; (ii) Deliver a notice of FHA or VA costs or terms as required by paragraph 3D(3) (C.A.R. Form FVA); (iii) Deliver a letter as required by paragraph 3J(1); (iv) Deliver verification, or a satisfactory verification if Seller reasonably disapproves of the verification already provided, as required by paragraph 3C or 3H; (v) In writing assume or accept leases or liens specified in 8B5; (vi) Return Statutory and Lead Disclosures as required by paragraph 10A(5); or (vii) Sign or initial a separate liquidated damages form for an increased deposit as required by paragraphs 3B and 21B; or (viii) Provide evidence of authority to sign in a representative capacity as specified in paragraph 19. In such event, Seller shall authorize the return of Buyer's deposit, except for fees incurred by Buyer.~~

~~**E. NOTICE TO BUYER OR SELLER TO PERFORM:** The NBP or NSP shall: (i) be in writing; (ii) be signed by the applicable Buyer or Seller; and (iii) give the other Party at least 2 (or ____) **Days** After Delivery (or until the time specified in the applicable paragraph, whichever occurs last) to take the applicable action. A NBP or NSP may not be Delivered any earlier than **2 Days** Prior to the expiration of the applicable time for the other Party to remove a contingency or cancel this Agreement or meet an obligation specified in paragraph 14.~~

F. ~~**EFFECT OF**~~ **BUYER'S REMOVAL OF CONTINGENCIES:** ~~If Buyer removes, in writing, any contingency or cancellation rights, unless otherwise specified in writing,~~ Buyer shall conclusively be deemed to have: **(i)** completed all Buyer Investigations, and review of reports and other applicable information and disclosures pertaining to that contingency or cancellation right; **(ii)** elected to proceed with the transaction; and **(iii)** assumed all liability, responsibility and expense for Repairs or corrections pertaining to that contingency or cancellation right, or for the inability to obtain financing.

G. CLOSE OF ESCROW: Before Buyer or Seller may cancel this Agreement for failure of the other Party to close escrow pursuant to this Agreement, Buyer or Seller must first Deliver to the other Party a demand to close escrow (C.A.R. Form DCE). The DCE shall: **(i)** be signed by the applicable Buyer or Seller; and **(ii)** give the other Party at least **3 (or ______) Days** After Delivery to close escrow. A DCE may not be Delivered any earlier than **3 Days** Prior to the scheduled close of escrow.

H. EFFECT OF CANCELLATION ON DEPOSITS: If Buyer or Seller gives written notice of cancellation pursuant to rights duly exercised under the terms of this Agreement, the Parties agree to Sign mutual instructions to cancel the sale and escrow and release deposits, if any, to the party entitled to the funds, less fees and costs incurred by that party. Fees and costs may be payable to service providers and vendors for services and products provided during escrow. Except as specified below, **release of funds will require mutual Signed release instructions from the Parties, judicial decision or arbitration award.** If either Party fails to execute mutual instructions to cancel escrow, one Party may make a written demand to Escrow Holder for the deposit. (C.A.R. Form BDRD or SDRD). Escrow Holder, upon receipt, shall promptly deliver notice of the demand to the other Party. If, within 10 Days After Escrow Holder's notice, the other Party does not object to the demand, Escrow Holder shall disburse the deposit to the Party making the demand. If Escrow Holder complies with the preceding process, each Party shall be deemed to have released Escrow Holder from any and all claims or liability related to the disbursal of the deposit. Escrow Holder, at its discretion, may nonetheless require mutual cancellation instructions. **A Party may be subject to a civil penalty of up to $1,000 for refusal to sign cancellation instructions if no good faith dispute exists as to who is entitled to the deposited funds (Civil Code §1057.3).**

Buyer's Initials (DBM) (__________) Seller's Initials (AND) (__________)

15. FINAL VERIFICATION OF CONDITION: Buyer shall have the right to make a final verification of the Property within **5 (or ☐ ___) Days** Prior to Close Of Escrow, NOT AS A CONTINGENCY OF THE SALE, but solely to confirm: **(i)** the Property is maintained pursuant to paragraph 11; **(ii)** Repairs have been completed as agreed; and **(iii)** Seller has complied with Seller's other obligations under this Agreement (C.A.R. Form VP).

16. REPAIRS: Repairs shall be completed prior to final verification of condition unless otherwise agreed in writing. Repairs to be performed at Seller's expense may be performed by Seller or through others, provided that the work complies with applicable Law, including governmental permit, inspection and approval requirements. Repairs shall be performed in a good, skillful manner with materials of quality and appearance comparable to existing materials. It is understood that exact restoration of appearance or cosmetic items following all Repairs may not be possible. Seller shall: **(i)** obtain invoices and paid receipts for Repairs performed by others; **(ii)** prepare a written statement indicating the Repairs performed by Seller and the date of such Repairs; and **(iii)** provide Copies of invoices and paid receipts and statements to Buyer prior to final verification of condition.

17. PRORATIONS OF PROPERTY TAXES AND OTHER ITEMS: Unless otherwise agreed in writing, the following items shall be PAID CURRENT and prorated between Buyer and Seller as of Close Of Escrow: real property taxes and assessments, interest, rents, HOA regular, special, and emergency dues and assessments imposed prior to Close Of Escrow, premiums on insurance assumed by Buyer, payments on bonds and assessments assumed by Buyer, and payments on Mello-Roos and other Special Assessment District bonds and assessments that are now a lien. The following items shall be assumed by Buyer WITHOUT CREDIT toward the purchase price: prorated payments on Mello-Roos and other Special Assessment District bonds and assessments and HOA special assessments that are now a lien but not yet due. Property will be reassessed upon change of ownership. Any supplemental tax bills shall be paid as follows: **(i)** for periods after Close Of Escrow, by Buyer; and **(ii)** for periods prior to Close Of Escrow, by Seller (see C.A.R. Form SPT or SBSA for further information). TAX BILLS ISSUED AFTER CLOSE OF ESCROW SHALL BE HANDLED DIRECTLY BETWEEN BUYER AND SELLER. Prorations shall be made based on a 30-day month.

18. BROKERS:

A. COMPENSATION: Seller or Buyer, or both, as applicable, agree to pay compensation to Broker as specified in a separate written agreement between Broker and that Seller or Buyer. Compensation is payable upon Close Of Escrow, or if escrow does not close, as otherwise specified in the agreement between Broker and that Seller or Buyer.

B. SCOPE OF DUTY: Buyer and Seller acknowledge and agree that Broker: **(i)** Does not decide what price Buyer should pay or Seller should accept; **(ii)** Does not guarantee the condition of the Property; **(iii)** Does not guarantee the performance, adequacy or completeness of inspections, services, products or repairs provided or made by Seller or others; **(iv)** Does not have an obligation to conduct an inspection of common areas or areas off the site of the Property; **(v)** Shall not be responsible for identifying defects on the Property, in common areas, or offsite unless such defects are visually observable by an inspection of reasonably accessible areas of the Property or are known to Broker; **(vi)** Shall not be responsible for inspecting public records or permits concerning the title or use of Property; **(vii)** Shall not be responsible for identifying the location of boundary lines or other items affecting title; **(viii)** Shall not be responsible for verifying square footage, representations of others or information contained in Investigation reports, Multiple Listing Service, advertisements, flyers or other promotional material; **(ix)** Shall not be responsible for determining the fair market value of the Property or any personal property included in the sale; **(x)** Shall not be responsible for providing legal or tax advice regarding any aspect of a transaction entered into by Buyer or Seller; and **(xi)** Shall not be responsible for providing other advice or information that exceeds the knowledge, education and experience required to perform real estate licensed activity. Buyer and Seller agree to seek legal, tax, insurance, title and other desired assistance from appropriate professionals.

19. REPRESENTATIVE CAPACITY: If one or more Parties is signing this Agreement in a representative capacity and not for him/herself as an individual then that Party shall so indicate in paragraph 31 or 32 and attach a Representative Capacity Signature Disclosure (C.A.R. Form RCSD). Wherever the signature or initials of the representative identified in the RCSD appear on this Agreement or any related documents, it shall be deemed to be in a representative capacity for the entity described and not in an individual capacity, unless otherwise indicated. The Party acting in a representative capacity (i) represents that the entity for which that party is acting already exists and (ii) shall Deliver to the other Party and Escrow Holder, within **3 Days** After Acceptance, evidence of authority to act in that capacity (such as but not limited to: applicable portion of the trust or Certification Of Trust (Probate Code §18100.5), letters testamentary, court order, power of attorney, corporate resolution, or formation documents of the business entity).

20. JOINT ESCROW INSTRUCTIONS TO ESCROW HOLDER:

A. The following paragraphs, or applicable portions thereof, of this Agreement constitute the joint escrow instructions of Buyer and Seller to Escrow Holder, which Escrow Holder is to use along with any related counter offers and addenda, and any additional mutual instructions to close the escrow: paragraphs 1, 3, 4B, 5A, 6, 7, 10C, 13, 14G, 17, 18A, 19, 20, 26, 29, 30, 31, 32 and paragraph D of the section titled Real Estate Brokers on page 10. If a Copy of the separate compensation agreement(s) provided for in paragraph 18A, or paragraph D of the section titled Real Estate Brokers on page 10 is deposited with Escrow Holder by Broker, Escrow Holder shall accept such agreement(s) and pay out from Buyer's or Seller's funds, or both, as applicable, the Broker's compensation provided for in such agreement(s). The terms and conditions of this Agreement not set forth in the specified paragraphs are additional matters for the information of Escrow Holder, but about which Escrow Holder need not be concerned. Buyer and Seller will receive Escrow Holder's general provisions, if any, directly from Escrow Holder and will execute such provisions within the time specified in paragraph 7C(1)(c). To the extent the general provisions are inconsistent or conflict with this Agreement, the general provisions will control as to the duties and obligations of Escrow Holder only. Buyer and Seller will execute additional instructions, documents and forms provided by Escrow Holder that are reasonably necessary to close the escrow and, as directed by Escrow Holder, within **3 (or ___) Days,** shall pay to Escrow Holder or HOA or HOA management company or others any fee required by paragraphs 7, 10 or elsewhere in this Agreement.

B. A Copy of this Agreement including any counter offer(s) and addenda shall be delivered to Escrow Holder within **3 Days** After Acceptance (or ____). Buyer and Seller authorize Escrow Holder to accept and rely on Copies and Signatures as defined in this Agreement as originals, to open escrow and for other purposes of escrow. The validity of this Agreement as between Buyer and Seller is not affected by whether or when Escrow Holder Signs this Agreement. Escrow Holder shall provide Seller's Statement of Information to Title company when received from Seller. If Seller delivers an affidavit to Escrow Holder to satisfy Seller's FIRPTA obligation under paragraph 10C, Escrow Holder shall deliver to Buyer a Qualified Substitute statement that complies with federal Law.

C. Brokers are a party to the escrow for the sole purpose of compensation pursuant to paragraph 18A and paragraph D of the section titled Real Estate Brokers on page 10. Buyer and Seller irrevocably assign to Brokers compensation specified in paragraph 18A, and irrevocably instruct Escrow Holder to disburse those funds to Brokers at Close Of Escrow or pursuant to any other mutually executed cancellation agreement. Compensation instructions can be amended or revoked only with the written consent of Brokers. Buyer and Seller shall release and hold harmless Escrow Holder from any liability resulting from Escrow Holder's payment to Broker(s) of compensation pursuant to this Agreement.

D. Upon receipt, Escrow Holder shall provide Seller and Seller's Broker verification of Buyer's deposit of funds pursuant to paragraph 3A and 3B. Once Escrow Holder becomes aware of any of the following, Escrow Holder shall immediately notify all Brokers: (i) if Buyer's initial or any additional deposit or down payment is not made pursuant to this Agreement, or is not good at time of deposit with Escrow Holder; or (ii) if Buyer and Seller instruct Escrow Holder to cancel escrow.

E. A Copy of any amendment that affects any paragraph of this Agreement for which Escrow Holder is responsible shall be delivered to Escrow Holder within 3 Days after mutual execution of the amendment.

21. REMEDIES FOR BUYER'S BREACH OF CONTRACT:

A. Any clause added by the Parties specifying a remedy (such as release or forfeiture of deposit or making a deposit non-refundable) for failure of Buyer to complete the purchase in violation of this Agreement shall be deemed invalid unless the clause independently satisfies the statutory liquidated damages requirements set forth in the Civil Code.

B. LIQUIDATED DAMAGES: If Buyer fails to complete this purchase because of Buyer's default, Seller shall retain, as liquidated damages, the deposit actually paid. If the Property is a dwelling with no more than four units, one of which Buyer intends to occupy, then the amount retained shall be no more than 3% of the purchase price. Any excess shall be returned to Buyer. Except as provided in paragraph 14H, release of funds will require mutual, Signed release instructions from both Buyer and Seller, judicial decision or arbitration award. AT THE TIME OF ANY INCREASED DEPOSIT BUYER AND SELLER SHALL SIGN A SEPARATE LIQUIDATED DAMAGES PROVISION INCORPORATING THE INCREASED DEPOSIT AS LIQUIDATED DAMAGES (C.A.R. FORM RID).

Buyer's Initials DBM / ________ Seller's Initials ANS / ________

22. DISPUTE RESOLUTION:

A. MEDIATION: The Parties agree to mediate any dispute or claim arising between them out of this Agreement, or any resulting transaction, before resorting to arbitration or court action through the C.A.R. Real Estate Mediation Center for Consumers (**www.consumermediation.org**) or through any other mediation provider or service mutually agreed to by the Parties. The Parties **also agree to mediate any disputes or claims with Broker(s), who, in writing, agree to such mediation prior to, or within a reasonable time after, the dispute or claim is presented to the Broker.** Mediation fees, if any, shall be divided equally among the Parties involved. If, for any dispute or claim to which this paragraph applies, any Party (i) commences an action without first attempting to resolve the matter through mediation, or (ii) before commencement of an action, refuses to mediate after a request has been made, then that Party shall not be entitled to recover attorney fees, even if they would otherwise be available to that Party in any such action. THIS MEDIATION PROVISION APPLIES WHETHER OR NOT THE ARBITRATION PROVISION IS INITIALED. **Exclusions from this mediation agreement are specified in paragraph 22C.**

B. ARBITRATION OF DISPUTES:

The Parties agree that any dispute or claim in Law or equity arising between them out of this Agreement or any resulting transaction, which is not settled through mediation, shall be decided by neutral, binding arbitration. The Parties also agree to arbitrate any disputes or claims with Broker(s), who, in writing, agree to such arbitration prior to, or within a reasonable time after, the dispute or claim is presented to the Broker. The arbitrator shall be a retired judge or justice, or an attorney with at least 5 years of residential real estate Law experience, unless the parties mutually agree to a different arbitrator. The Parties shall have the right to discovery in accordance with Code of Civil Procedure §1283.05. In all other respects, the arbitration shall be conducted in accordance with Title 9 of Part 3 of the Code of Civil Procedure. Judgment upon the award of the arbitrator(s) may be entered into any court having jurisdiction. Enforcement of this agreement to arbitrate shall be governed by the Federal Arbitration Act. Exclusions from this arbitration agreement are specified in paragraph 22C.

"NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY."

"WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION."

Buyer's Initials DBM / ________ Seller's Initials ANS / ________

C. ADDITIONAL MEDIATION AND ARBITRATION TERMS:

(1) **EXCLUSIONS: The following matters are excluded from mediation and arbitration: (i) a judicial or non-judicial foreclosure or other action or proceeding to enforce a deed of trust, mortgage or installment land sale contract as defined in Civil Code §2985; (ii) an unlawful detainer action; and (iii) any matter that is within the jurisdiction of a probate, small claims or bankruptcy court.**

(2) **PRESERVATION OF ACTIONS: The following shall not constitute a waiver nor violation of the mediation and arbitration provisions: (i) the filing of a court action to preserve a statute of limitations; (ii) the filing of a court action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies; or (iii) the filing of a mechanic's lien.**

(3) **BROKERS: Brokers shall not be obligated nor compelled to mediate or arbitrate unless they agree to do so in writing. Any Broker(s) participating in mediation or arbitration shall not be deemed a party to this Agreement.**

23. **SELECTION OF SERVICE PROVIDERS:** Brokers do not guarantee the performance of any vendors, service or product providers ("Providers"), whether referred by Broker or selected by Buyer, Seller or other person. Buyer and Seller may select ANY Providers of their own choosing.

24. **MULTIPLE LISTING SERVICE ("MLS"):** Brokers are authorized to report to the MLS a pending sale and, upon Close Of Escrow, the sales price and other terms of this transaction shall be provided to the MLS to be published and disseminated to persons and entities authorized to use the information on terms approved by the MLS.

25. **ATTORNEY FEES:** In any action, proceeding, or arbitration between Buyer and Seller arising out of this Agreement, the prevailing Buyer or Seller shall be entitled to reasonable attorney fees and costs from the non-prevailing Buyer or Seller, except as provided in paragraph 22A.

26. **ASSIGNMENT:** Buyer shall not assign all or any part of Buyer's interest in this Agreement without first having obtained the separate written consent of Seller to a specified assignee. Such consent shall not be unreasonably withheld. Any total or partial assignment shall not relieve Buyer of Buyer's obligations pursuant to this Agreement unless otherwise agreed in writing by Seller. (C.A.R. Form AOAA).

27. **EQUAL HOUSING OPPORTUNITY:** The Property is sold in compliance with federal, state and local anti-discrimination Laws.

28. **TERMS AND CONDITIONS OF OFFER:**
This is an offer to purchase the Property on the above terms and conditions. The liquidated damages paragraph or the arbitration of disputes paragraph is incorporated in this Agreement if initialed by all Parties or if incorporated by mutual agreement in a counter offer or addendum. If at least one but not all Parties initial, a counter offer is required until agreement is reached. Seller has the right to continue to offer the Property for sale and to accept any other offer at any time prior to notification of Acceptance. The Parties have read and acknowledge receipt of a Copy of the offer and agree to the confirmation of agency relationships. If this offer is accepted and Buyer subsequently defaults, Buyer may be responsible for payment of Brokers' compensation. This Agreement and any supplement, addendum or modification, including any Copy, may be Signed in two or more counterparts, all of which shall constitute one and the same writing.

29. **TIME OF ESSENCE; ENTIRE CONTRACT; CHANGES:** Time is of the essence. All understandings between the Parties are incorporated in this Agreement. Its terms are intended by the Parties as a final, complete and exclusive expression of their Agreement with respect to its subject matter, and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement. If any provision of this Agreement is held to be ineffective or invalid, the remaining provisions will nevertheless be given full force and effect. Except as otherwise specified, this Agreement shall be interpreted and disputes shall be resolved in accordance wth the Laws of the State of California. **Neither this Agreement nor any provision in it may be extended, amended, modified, altered or changed, except in writing Signed by Buyer and Seller.**

30. **DEFINITIONS:** As used in this Agreement:
A. **"Acceptance"** means the time the offer or final counter offer is accepted in writing by a Party and is delivered to and personally received by the other Party or that Party's authorized agent in accordance with the terms of this offer or a final counter offer.
B. **"Agreement"** means this document and any counter offers and any incorporated addenda, collectively forming the binding agreement between the Parties. Addenda are incorporated only when Signed by all Parties.
C. **"C.A.R. Form"** means the most current version of the specific form referenced or another comparable form agreed to by the parties.
D. **"Close Of Escrow"**, including "COE", means the date the grant deed, or other evidence of transfer of title, is recorded.
E. **"Copy"** means copy by any means including photocopy, NCR, facsimile and electronic.
F. **"Days"** means calendar days. However, after Acceptance, the last **Day** for performance of any act required by this Agreement (including Close Of Escrow) shall not include any Saturday, Sunday, or legal holiday and shall instead be the next Day.
G. **"Days After"** means the specified number of calendar days after the occurrence of the event specified, not counting the calendar date on which the specified event occurs, and ending at 11:59 PM on the final day.
H. **"Days Prior"** means the specified number of calendar days before the occurrence of the event specified, not counting the calendar date on which the specified event is scheduled to occur.
I. **"Deliver", "Delivered" or "Delivery"**, unless otherwise specified in writing, means and shall be effective upon: personal receipt by Buyer or Seller or the individual Real Estate Licensee for that principal as specified in the section titled Real Estate Brokers on page 10, regardless of the method used (i.e., messenger, mail, email, fax, other).
J. **"Electronic Copy" or "Electronic Signature"** means, as applicable, an electronic copy or signature complying with California Law. Buyer and Seller agree that electronic means will not be used by either Party to modify or alter the content or integrity of this Agreement without the knowledge and consent of the other Party.
K. **"Law"** means any law, code, statute, ordinance, regulation, rule or order, which is adopted by a controlling city, county, state or federal legislative, judicial or executive body or agency.
L. **"Repairs"** means any repairs (including pest control), alterations, replacements, modifications or retrofitting of the Property provided for under this Agreement.
M. **"Signed"** means either a handwritten or electronic signature on an original document, Copy or any counterpart.

31. **EXPIRATION OF OFFER:** This offer shall be deemed revoked and the deposit, if any, shall be returned to Buyer unless the offer is Signed by Seller and a Copy of the Signed offer is personally received by Buyer, or by ______________________, who is authorized to receive it, by 5:00 PM on the third Day after this offer is signed by Buyer (or by ☐ ______________ ☐ AM/ ☐ PM, on ______________________(date)).

☐ One or more Buyers is signing this Agreement in a representative capacity and not for him/herself as an individual. See attached Representative Capacity Signature Disclosure (C.A.R. Form RCSD-B) for additional terms.

Date 05/03/2025 BUYER David Behrend, Manager
(Print name) Elata Investments LLC, a Wyoming Limited Liability Company
Date ______________ BUYER ______________________________
(Print name) ______________________________

☐ Additional Signature Addendum attached (C.A.R. Form ASA).

Seller's Initials (BNS) (________)

32. ACCEPTANCE OF OFFER: Seller warrants that Seller is the owner of the Property, or has the authority to execute this Agreement. Seller accepts the above offer, and agrees to sell the Property on the above terms and conditions. Seller has read and acknowledges receipt of a Copy of this Agreement, and authorizes Broker to Deliver a Signed Copy to Buyer.

☐ (If checked) SELLER'S ACCEPTANCE IS **SUBJECT TO ATTACHED COUNTER OFFER (C.A.R. Form SCO or SMCO) DATED:** ______________ .

☐ One or more Sellers is signing this Agreement in a representative capacity and not for him/herself as an individual. See attached Representative Capacity Signature Disclosure (C.A.R. Form RCSD-S) for additional terms.

Date 05/05/2025 SELLER Gonzalo N Diaz

(Print name) *JOURNEY INVESTMENTS, INC*

Date ______________ SELLER ______________

(Print name) ______________

☐ Additional Signature Addendum attached (C.A.R. Form ASA).

(_____ / _____) (Initials) **(Do not initial if making a counter offer.) CONFIRMATION OF ACCEPTANCE:** A Copy of Signed Acceptance was personally received by Buyer or Buyer's authorized agent on (date) ______________ at ______________ ☐ AM/ ☐ PM. **A binding Agreement is created when a Copy of Signed Acceptance is personally received by Buyer or Buyer's authorized agent whether or not confirmed in this document. Completion of this confirmation is not legally required in order to create a binding Agreement; it is solely intended to evidence the date that Confirmation of Acceptance has occurred.**

REAL ESTATE BROKERS:

A. Real Estate Brokers are not parties to the Agreement between Buyer and Seller.

B. Agency relationships are confirmed as stated in paragraph 2.

C. If specified in paragraph 3A(2), Agent who submitted the offer for Buyer acknowledges receipt of deposit.

D. COOPERATING BROKER COMPENSATION: Listing Broker agrees to pay Cooperating Broker **(Selling Firm)** and Cooperating Broker agrees to accept, out of Listing Broker's proceeds in escrow, the amount specified in the MLS, provided Cooperating Broker is a Participant of the MLS in which the Property is offered for sale or a reciprocal MLS. If Listing Broker and Cooperating Broker are not both Participants of the MLS, or a reciprocal MLS, in which the Property is offered for sale, then compensation must be specified in a separate written agreement (C.A.R. Form CBC). Declaration of License and Tax (C.A.R. Form DLT) may be used to document that tax reporting will be required or that an exemption exists.

Real Estate Broker (Selling Firm) *N/A* CalBRE Lic. # ______________
By ______________ *N/A* CalBRE Lic. # ______________ Date ______________
By ______________ CalBRE Lic. # ______________ Date ______________
Address ______________ City ______________ State ______ Zip ______________
Telephone ______________ Fax ______________ E-mail ______________
Real Estate Broker (Listing Firm) *N/A* CalBRE Lic. # ______________
By ______________ *N/A* CalBRE Lic. # ______________ Date ______________
By ______________ CalBRE Lic. # ______________ Date ______________
Address ______________ City ______________ State ______ Zip ______________
Telephone ______________ Fax ______________ E-mail ______________

ESCROW HOLDER ACKNOWLEDGMENT:

Escrow Holder acknowledges receipt of a Copy of this Agreement, (if checked, ☐ a deposit in the amount of $ ______________), counter offer numbers ______________ ☐ Seller's Statement of Information and ______________ , and agrees to act as Escrow Holder subject to paragraph 20 of this Agreement, any supplemental escrow instructions and the terms of Escrow Holder's general provisions.

Escrow Holder is advised that the date of Confirmation of Acceptance of the Agreement as between Buyer and Seller is ______________

Escrow Holder *CHOICE ONE ESCROW* Escrow # *TBD*
By *TY KORTE* Date ______________
Address *431 E Palm Dr. Placentia, CA 92870*
Phone/Fax/E-mail *714-660-4626 (OFFICE) / 714-707-5323 (FAX) / TY@CHOICE1ESCROW.COM*
Escrow Holder has the following license number # ______________
☐ Department of Business Oversight, ☐ Department of Insurance, ☐ Bureau of Real Estate.

PRESENTATION OF OFFER: (______________) Listing Broker presented this offer to Seller on ______________ (date).
Broker or Designee Initials

REJECTION OF OFFER: (______) (______) No counter offer is being made. This offer was rejected by Seller on ______________ (date).
Seller's Initials

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, INC.
a subsidiary of the CALIFORNIA ASSOCIATION OF REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

Buyer Acknowledges that page 10 is part of this Agreement (DBM) (______)
Buyer's Initials

Reviewed by
Broker or Designee ______

CALIFORNIA ASSOCIATION OF REALTORS®

BUYER'S INSPECTION ADVISORY

(C.A.R. Form BIA, Revised 11/14)

Property Address: 1434 W 22nd Street Los Angeles, CA 90007 ("Property").

1. IMPORTANCE OF PROPERTY INVESTIGATION: The physical condition of the land and improvements being purchased is not guaranteed by either Seller or Brokers. You have an affirmative duty to exercise reasonable care to protect yourself, including discovery of the legal, practical and technical implications of disclosed facts, and the investigation and verification of information and facts that you know or that are within your diligent attention and observation. A general physical inspection typically does not cover all aspects of the Property nor items affecting the Property that are not physically located on the Property. If the professionals recommend further investigations, including a recommendation by a pest control operator to inspect inaccessible areas of the Property, you should contact qualified experts to conduct such additional investigations.

2. BROKER OBLIGATIONS: Brokers do not have expertise in all areas and therefore cannot advise you on many items, such as those listed below. If Broker gives you referrals to professionals, Broker does not guarantee their performance.

3. YOU ARE STRONGLY ADVISED TO INVESTIGATE THE CONDITION AND SUITABILITY OF ALL ASPECTS OF THE PROPERTY, INCLUDING BUT NOT LIMIITED TO THE FOLLOWING. IF YOU DO NOT DO SO, YOU ARE ACTING AGAINST THE ADVICE OF BROKERS.

A. **GENERAL CONDITION OF THE PROPERTY, ITS SYSTEMS AND COMPONENTS:** Foundation, roof (condition, age, leaks, useful life), plumbing, heating, air conditioning, electrical, mechanical, security, pool/spa (cracks, leaks, operation), other structural and nonstructural systems and components, fixtures, built-in appliances, any personal property included in the sale, and energy efficiency of the Property.

B. **SQUARE FOOTAGE, AGE, BOUNDARIES:** Square footage, room dimensions, lot size, age of improvements and boundaries. Any numerical statements regarding these items are APPROXIMATIONS ONLY and have not been verified by Seller and cannot be verified by Brokers. Fences, hedges, walls, retaining walls and other barriers or markers do not necessarily identify true Property boundaries.

C. **WOOD DESTROYING PESTS:** Presence of, or conditions likely to lead to the presence of wood destroying pests and organisms.

D. **SOIL STABILITY:** Existence of fill or compacted soil, expansive or contracting soil, susceptibility to slippage, settling or movement, and the adequacy of drainage.

E. **WATER AND UTILITIES; WELL SYSTEMS AND COMPONENTS;WASTE DISPOSAL:** Water and utility availability, use restrictions and costs. Water quality, adequacy, condition, and performance of well systems and components. The type, size, adequacy, capacity and condition of sewer and septic systems and components, connection to sewer, and applicable fees.

F. **ENVIRONMENTAL HAZARDS:** Potential environmental hazards, including, but not limited to, asbestos, lead-based paint and other lead contamination, radon, methane, other gases, fuel oil or chemical storage tanks, contaminated soil or water, hazardous waste, waste disposal sites, electromagnetic fields, nuclear sources, and other substances, materials, products, or conditions (including mold (airborne, toxic or otherwise), fungus or similar contaminants).

G. **EARTHQUAKES AND FLOODING:** Susceptibility of the Property to earthquake/seismic hazards and propensity of the Property to flood.

H. **FIRE, HAZARD AND OTHER INSURANCE:** The availability and cost of necessary or desired insurance may vary. The location of the Property in a seismic, flood or fire hazard zone, and other conditions, such as the age of the Property and the claims history of the Property and Buyer, may affect the availability and need for certain types of insurance. Buyer should explore insurance options early as this information may affect other decisions, including the removal of loan and inspection contingencies.

I. **BUILDING PERMITS, ZONING AND GOVERNMENTAL REQUIREMENTS:** Permits, inspections, certificates, zoning, other governmental limitations, restrictions, and requirements affecting the current or future use of the Property, its development or size.

J. **RENTAL PROPERTY RESTRICTIONS:** Some cities and counties impose restrictions that limit the amount of rent that can be charged, the maximum number of occupants, and the right of a landlord to terminate a tenancy. Deadbolt or other locks and security systems for doors and windows, including window bars, should be examined to determine whether they satisfy legal requirements.

K. **SECURITY AND SAFETY:** State and local Law may require the installation of barriers, access alarms, self-latching mechanisms and/or other measures to decrease the risk to children and other persons of existing swimming pools and hot tubs, as well as various fire safety and other measures concerning other features of the Property.

L. **NEIGHBORHOOD, AREA, SUBDIVISION CONDITIONS; PERSONAL FACTORS:** Neighborhood or area conditions, including schools, law enforcement, crime statistics, registered felons or offenders, fire protection, other government services, availability, adequacy and cost of internet connections or other technology services and installations, commercial, industrial or agricultural activities, existing and proposed transportation, construction and development that may affect noise, view, or traffic, airport noise, noise or odor from any source, wild and domestic animals, other nuisances, hazards, or circumstances, protected species, wetland properties, botanical diseases, historic or other governmentally protected sites or improvements, cemeteries, facilities and condition of common areas of common interest subdivisions, and possible lack of compliance with any governing documents or Homeowners' Association requirements, conditions and influences of significance to certain cultures and/or religions, and personal needs, requirements and preferences of Buyer.

By signing below, Buyers acknowledge that they have read, understand, accept and have received a Copy of this Advisory. Buyers are encouraged to read it carefully.

Buyer *David Behrend, Manager* Buyer ______________________

Elata Investments LLC, a Wyoming Limited Liability Compa

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, INC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

Reviewed by _____ Date __________

ADDENDUM NO. 1 TO AGREEMENT

This Addendum No. 1 to Agreement (this ***"Addendum"***) is hereby incorporated into and made a part of; for all purposes, that certain CALIFORNIA RESIDENTIAL PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (C.A.R FORM RPA-CA) dated the 3rd day of May, 20 25 (the ***"Agreement"***), between JOURNEY INVESTMENTS, INC (referred to as ***"Seller"***), and Elata Investments LLC, a Wyoming Limited Liabilit (referred to as ***"Buyer"***), regarding the Property described as follows: 1434 W 22nd Street Los Angeles, CA 90007 (***"Property"***).

All capitalized terms used herein, unless otherwise defined, shall have the meaning given to such term in the Agreement. The Agreement and all Addenda to this Agreement are collectively referred to herein as the ***"Agreement."***

33. **<u>Seller's Purchase of Property</u>.** Buyer acknowledges that Seller is not the fee title owner of the Property, but that Seller has the right to acquire the Property pursuant to a purchase and sale agreement (***"Seller's Purchase Contract"***) between the present owner of the Property, as "Seller" (***"Owner"***), and Seller, as "Buyer" through Escrow No. TBD at TBD (i.e., escrow holder under Seller's Purchase Contract). Seller's obligation to close escrow under this Agreement is conditioned upon the closing of escrow under Seller's Purchase Contract. If the close of escrow under Seller's Purchase Contract does not occur on or before June 16th, 20 25, any party not then in default may terminate this Agreement by written notice to the other party and Escrow Holder. Notwithstanding anything to the contrary elsewhere in the Agreement, Buyer shall deposit in Escrow all funds and documents required of Buyer to complete this purchase no later than May 26th, 20 25, (***"Buyer Funding Date"***). Close of Escrow for Buyer's purchase of the Property shall occur no later than the date specified by Seller in written notice to Buyer and Escrow Holder, provided that such date shall be no later than TWENTY ONE (21) days after the later of (i) the Buyer Funding Date or (ii) Buyer's actual deposit in Escrow of all funds and documents required of Buyer to complete this purchase. Buyer's failure to deposit by the Buyer Funding Date all funds required above shall be a material default under this Agreement for which Seller shall have all remedies available at law or in equity or pursuant to this Agreement, including without limitation the right to terminate this Agreement. If Buyer deposits all required funds and/or delivers documents to complete purchase after the Buyer Funding Date and Seller elects not to terminate this Agreement, the Purchase Price for the Property shall be deemed increased by $500 per day elapsing after the Buyer Funding Date through and including the date of Close of Escrow.

34. **<u>Property Access and Investigations</u>.** Except as otherwise specifically provided in this Agreement, Buyer shall have no right to enter onto the Property prior to the Close of Escrow. Buyer acknowledges that it is of critical importance to the successful closing of the purchase and sale contemplated by Seller's Purchase Contract and this Agreement that Buyer maintain the complete confidentiality of the existence of this Agreement and terms and conditions of the transaction contemplated hereunder. Buyer shall coordinate with Seller closely any investigation of the Property Which Buyer is permitted to conduct pursuant to this Agreement. Buyer acknowledges that Seller's ability to provide Buyer with access to the Property is limited by Seller's Purchase Contract. If Buyer is permitted to enter the Property, Buyer shall coordinate with Seller to ensure compliance with Seller's Purchase Contract and to ensure the confidentiality of this transaction. A representative of Seller shall be given the opportunity to accompany Buyer whenever Buyer shall enter onto the Property. Buyer hereby agrees to indemnify and hold Seller and Seller Indemnitees harmless from any and all liability, costs or damages arising from Buyer or any agent, tenant, employee or representative of Buyer (***"Buyer Representative"***) entering onto the Property. Any and all entries upon the Property by Buyer and any Buyer Representative shall be subject to the provisions of Paragraph 12.D. of the Agreement.

35. **<u>No Contingencies</u>.** Buyer acknowledges and agrees that Buyer has released any and all contingencies under this Agreement, including without limitation any loan, appraisal, title review and property inspection contingencies. Buyer shall have no right to terminate this Agreement except as otherwise expressly stated herein. Buyer also acknowledges that, prior to the execution of this Agreement, Buyer has completed all investigations of the Property and has reviewed and accepted all documents regarding the Property available to Buyer from Seller or otherwise (including without limitation all disclosures made to Buyer by Seller), which Buyer deems necessary in order for Buyer to waive any contingencies for title and physical inspections prior to the Close of Escrow. Buyer hereby

assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions may not have been revealed by Buyer's investigations. Buyer acknowledges that Buyer is not entitled to conduct any further investigations or inspections regarding the Property and Seller is not obliged to supply Buyer any further information or disclosures regarding the Property. Buyer further acknowledges and agrees that the Purchase Price negotiated by Seller and Buyer reflects the known and unknown risks and liabilities assumed by Buyer under this Agreement, Seller's unwillingness to conduct any investigation or due diligence with respect to the Property on behalf of Buyer, and Buyer's desire to pay the Purchase Price as consideration for the sale of the Property regardless of any facts known or discovered before or following the Close of Escrow which might result in a diminution in value of the Property.

36. **"As-Is" Acknowledgement/Release.** **AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, SELLER AND BUYER AGREE THAT SELLER IS SELLING, AND BUYER IS ACQUIRING, THE PROPERTY "AS-IS" WITH ALL ITS FAULTS, WITH NO WARRANTIES OR REPRESENTATIONS OR GUARANTIES OF ANY KIND WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, FUTURE OR OTHERWISE, WITH RESPECT TO THE PROPERTY**. Buyer acknowledges and agrees that: (i) Buyer is purchasing the Property on an "as-is" basis and based on his/her/its own inspection, investigation, and evaluation thereof; (ii) Seller does not currently own and has never possessed or occupied the Property, and Seller shall only briefly own the Property prior to the Close of Escrow, so Seller's knowledge of the Property is very limited; (iii) Buyer is not relying upon any representations, oral or written, of Seller or Seller's agent(s), including without limitation any information or documentation which Seller has provided Buyer regarding current value or after-rehab value of the Property; (iv) all numbers and figures relating to the Property, the value (whether current or after-rehab) or marketability of the Property as an investment and the cost of any potential improvement or rehabilitation work that may be performed on the Property are merely estimates;

relating to the Property and/or this Agreement in any way, including without limitation (i) the development of the Property and the construction, lease, sale or other conveyance of improvements thereon; (ii) the conditions of the Property and any improvements thereon and/or the use of the Property or any part thereof by Buyer or Buyer Representative; (iii) a defect in the design or construction of, or material in any structure or other improvement on the Property; (iv) the condition of the Property or, to the extent it affects the Property, the condition of the land in the vicinity of the Property, including without limitation a defect in soils or in the preparation of soils, or in the design and accomplishment of grading or other work on the Property or such other land; (v) the presence or existence of any hazardous materials or substances of any kind, in or on the soil or ground water of the Property and/or water quality or safety issues, whether known or unknown, and whether resulting from occurrences prior to or after the Acceptance; (vi) any act or omission of Buyer and/or any agent, tenant, employee or representative of Buyer (***"Buyer Representative"***); (vii) any accident or casualty on the Property occurring after the Close of Escrow or prior to the Close of Escrow if caused by Buyer or a Buyer Representative or resulting from any of their activities; (viii) a violation or alleged violation by Buyer or any Buyer Representatives of any law now or hereinafter enacted; (ix) a slope erosion, sloughing or failure or subsurface geologic or groundwater condition, on, adjacent to or near the Property, including the effect of such slope or subsurface condition on improvements; (x) any other cause whatsoever in connection with Buyer's use of the Property or Buyer's performance under this Agreement; and/or (xi) the negligence (whether passive or active) or willful misconduct of Buyer or any Buyer Representative, including without limitation the breach by Buyer of any provision of this Agreement.

39. **Release.** Except for any Excluded Claims, Buyer hereby waives and releases all claims and demands against Seller and the Seller Indemnitees for any loss, damage, injury or claim related to this Agreement and/or the Property. The foregoing waiver shall apply to any claim or action brought by a private party or by a governing agency under any statute or common law now or hereinafter in effect and is intended to apply with respect to loss, damage, injury or claim arising before or after the development of the Property. The foregoing release and waiver and the indemnity and obligation to defend and hold harmless under this Paragraph 39 shall apply (i) to all losses before or after the conveyance of the Property to Buyer and (ii) to losses incurred by Seller or any Seller Indemnitee or their property as well as by Buyer or any third parties and their property.

BUYER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

BUYER, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTE OR COMMON LAW PRINCIPLE OF SIMILAR EFFECT.

SELLER'S INITIALS: ANA   BUYER'S INITIALS: DBM

Notwithstanding the foregoing, any and all claims of Buyer against Seller in connection with this Agreement or the Property that have not been released hereunder shall be limited to Seller's interest in the Property, and Buyer hereby waives all rights to proceed against the members of Seller and/or their assets, except to the extent of and limited to their interest in Seller. The provisions of Paragraph 38 and this Paragraph 39 shall survive any termination of this Agreement.

40. **Default by Seller**. Notwithstanding anything to the contrary contained in the Agreement, if Seller fails to comply with this Agreement for any reason, then Buyer's sole and exclusive remedy shall be to terminate this Agreement and receive a refund of any Deposit. Buyer hereby waives any and all other remedies at law or in equity, including without limitation specific performance.

41. **Additional Disclosures, Acknowledgements and Provisions**.

(a) Lead Based Paint and Natural Hazard Disclosures. Buyer hereby acknowledges receipt of ***[IF APPLICABLE]*** Lead Based Paint Disclosure and Natural Hazard Disclosure Report.

(b) Property Report Compliance. To the fullest extent permitted by law, Buyer hereby waives any and all rights to property reports, inspections, certificates or statements required to be obtained and or delivered to a buyer prior to a close of escrow pursuant to any laws, ordinances and regulations applicable to the property. If such waiver is determined to be unenforceable and any such inspection must be performed or other documents prepared and furnished to Buyer, then Buyer shall pay all fees or costs arising therefrom.

(c) *[IF APPLICABLE:]* Notice of Membership in the Property Owners' Association: Upon acquisition of the Property, you may automatically become a member of a property owners' association associated with the residential community of which the Property is a part. If applicable, restrictive covenants governing the use and occupancy of the Property and a dedicatory instrument governing the establishment, maintenance, operation of the residential community and collection of assessments by such property owners' association have been or will be recorded in the Official Records of the county in which the Property is located (***"County"***). Copies of any restrictive covenants and dedicatory instrument may be obtained from the County clerk. Buyer shall pay any and all assessments levied in connection with the Property to the property owners' association, whether such amounts related to periods prior to or after the Close of Escrow including, without limitation, any fees in connection with the transfer of ownership of the Property to Seller and to Buyer. The amount of the assessments is subject to change. Buyer's failure to pay the assessments could result in a lien on and the foreclosure of the Property.

(d) *[IF APPLICABLE:]* Lender Restrictions. If Fannie Mae, any of its sister entities or any lender is the Owner, then certain deed restrictions may apply for some period after the Close of Escrow which may restrict the maximum resale price of the Property and amount financed by Buyer.

(e) Service Providers. Any contact information given to Buyer by Seller for any outside service providers including, but not limited to: contractors, handymen, subcontractors, mortgage brokers, tradesmen, realtors, title agents, and attorneys shall not be construed or taken as an endorsement or recommendation by Seller of the quality or type of service that Buyer will receive. Any service provider referrals given to Buyer are provided solely as a courtesy to Buyer. Buyer shall select in Buyer's sole and absolute discretion any service providers or contractors hired by Buyer, and Buyer shall not hold Seller responsible for any losses or damages incurred by Buyer from such service providers or contractors.

(f) Closing Deliveries. At Close of Escrow, Buyer shall receive a duly executed grant deed to the Property executed by Owner. At least one (1) business day prior to the Close of Escrow, Buyer agrees to deliver the balance of the Purchase Price and all closing costs to Escrow Holder as necessary to consummate the transaction contemplated herein.

(g) No Assignment. This Agreement is not assignable by Buyer in whole or in part without the prior written consent of Seller, to be granted or withheld in Seller's sole and absolute discretion.

(h) Seller's Knowledge. Any and all representations made by Seller in the Agreement are made only to the actual knowledge of the Seller. For purposes of the Agreement, Seller's knowledge and Seller's actual knowledge shall mean only the actual cognitive awareness of **Gonzalo N Diaz**_______, Seller's representative who is most knowledgeable of and familiar with the Property, without inquiry or investigation.

(i) Authority. Each of the individuals signing this Agreement on behalf of Seller and Buyer respectively represents and warrants that they have the authority to do so and to bind the party for whom they are executing this Agreement.

(j) Funds Release. If and only if Seller's Purchase Contract involves a short sale for which the lender has imposed short sale deed restrictions on transfer, Buyer hereby authorizes Escrow Holder to release all Buyer's funds outside Escrow to Seller upon written request from Seller. If close of escrow pursuant to Seller's Purchase Contract does not occur as scheduled, the Seller must return all such released funds to Escrow Holder no later than two (2) days after cancellation of escrow under Seller's Purchase Contract.

(k) Buyer Financing. Buyer has informed Seller that Buyer intends to acquire the Property for "all cash" (i.e., without financing secured by the Property). If Buyer later determines to acquire the Property in whole or in

part with financing secured by the Property, Buyer shall give Seller written notice of such intention. Within ten (10) days after receipt of such notice, Seller shall elect by written notice to Buyer either to (i) terminate this Agreement, or (ii) proceed to close Escrow as provided in this Agreement in which event Buyer shall pay to Seller through Escrow an administrative fee of $995 to compensate Seller for its additional administrative costs incurred on account of such financing. Buyer shall be solely responsible for all costs and fees associated with any such financing (including without limitation loan fees, loan escrow fees, lender title insurance, recording charges, etc.). If Seller fails to give such notice within the prescribed 10-day period, Seller shall be deemed to have elected in accordance with clause (ii) above.

(l) PACE and HERO Financing. The Property may be encumbered by one or more liens to secure repayment of loan(s) for energy-related improvements at the Property under the Property Assessed Clean Energy (PACE) or Home Energy Renovation Opportunity (HERO) programs or other similar financing arrangements. If so, Buyer will accept title to the Property subject to such lien(s) at Close of Escrow and the amount(s) secured by such lien(s) are NOT included in the Purchase Price and will NOT be prorated at the Close of Escrow. Buyer shall be solely responsible for payment of any and all amounts secured by such lien(s). If Buyer does not comply and complete the PACE and HERO Financing process which includes but is not limited to completing any and all transfer documentation and Credit Application requirements within Five (5) days of entering escrow, a Daily $500 per diem will be added to the buyer's closing costs until the transfer is complete.

(m) Solar Financing. The Property may include solar energy installations which have not been fully paid for by Owner. Such indebtedness may be unsecured or it may be secured by lien or encumbrance against the Property. Seller makes no representation or warranty about the nature of any such indebtedness, the current unpaid balance thereof, the extent of collateral given to secure such indebtedness, if any, the obligations, if any, of Buyer to pay such indebtedness, and the rights, if any, of the holder of such indebtedness to remove such installations in whole or in part if the indebtedness is not paid. Buyer will accept title to the Property subject to any such lien(s) at Close of Escrow and the amount(s) secured by such lien(s) are NOT included in the Purchase Price and will NOT be prorated at the Close of Escrow. Buyer shall be solely responsible for ascertaining the facts relating to such indebtedness, including without limitation Buyer's obligations, if any, for payment of any and all such indebtedness and whether or not Buyer will be entitled or required to assume such indebtedness. In no event shall Seller have any liability or obligation whatsoever to the holder of such indebtedness, Owner or Buyer with respect to such indebtedness. If Buyer does not comply and complete the Solar transfer process which includes but is not limited to completing any and all transfer documentation and Credit Application requirements within Five (5) days of entering escrow, a Daily $500 per diem will be added to the buyer's closing costs until the transfer is complete.

(n) Debris and Other Items at Property. As stated in Section 36, Buyer has satisfied itself as to the condition of the Property. Without limiting the generality of Section 36, Buyer acknowledges that there may be debris and other items at the Property upon Close of Escrow. Seller is not obliged to remove any such debris or other items before or after Close of Escrow and there shall be no credit against the Purchase Price or any other adjustment on account thereof.

(o) Appliances at Property. Notwithstanding anything to the contrary elsewhere in this Addendum or otherwise in the Agreement, no appliances at the Property of any kind are included in this purchase.

(p) Photographs: If Buyer plans to do a remodel or rehab of the Property after Close of Escrow and then offer the Property for sale, Buyer shall furnish to Seller (prior to offering the Property for sale) electronic copies of "before and after" photographs and videos of the portions of the Property which received the remodel or rehab work and Buyer authorizes Seller to use such photographs and videos in Sellers own advertising and promotional materials, all at no expense to Seller Buyer also authorizes Seller to take photos and videos itself with Sellers own photographer.

42. **Entire Agreement; Severability; Waiver**. The Agreement supersedes any and all prior agreements, negotiations and communications, oral or written, and constitutes the sole and entire agreement and understanding between the parties with respect to the subject matter hereof, and no modification of the Agreement shall be binding unless signed by all parties. No representation, promise, or inducement not included in the Agreement shall be binding upon any Party hereto. In the event of a conflict between the terms of this Addendum and the Agreement,

the terms of this Addendum shall control. Each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. In the event one or more of the provisions of the Agreement, or the application thereof to any person or circumstance, shall be determined to be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, unless the result would be manifestly contrary to the intent of the parties. No waiver of any of the provisions of the Agreement shall be deemed to constitute a waiver of any other provision of the Agreement, whether or not similar, nor shall any waiver be a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

43. **Escrow Holder**. Buyer is hereby notified that there is common ownership among Seller and Escrow Holder.

44. **Broker**. Buyer and Seller each represent to the other that they have not had any contact or dealings regarding the Property through any person who can claim a right to a commission or finder's fee as a procuring cause of the sale of the Property. If any broker or finder asserts a claim for commission or finder's fee based upon any contact or dealings with Buyer or Seller, the Party through whom the broker or finder makes his claim shall indemnify, hold harmless, and defend the other Party from such claim and all costs and expenses (including reasonable attorneys' fees) incurred by the other Party in defending against the same. Notwithstanding anything to the contrary in this Paragraph 44, INC Real Estate (***"Administrative Broker"***), a California Licensed Real Estate Broker, is functioning solely as a non-representational facilitator in this transaction, and Buyer shall pay to Administrative Broker an administrative fee of $495.00 at the Close of Escrow. Buyer is hereby notified that there is common ownership among Seller and Administrative Broker.

The foregoing terms are hereby agreed to, and the undersigned acknowledge receipt of a copy of this Addendum.

Date: 05/03/2025	Date: 05/05/2025
"Buyer"	***"Seller"***
By: David Behrend, Manager	By: Gonzalo N Diaz
Name: Elata Investments LLC, a Wyoming Limited Lia	Name: Journey Investments INC
Title: ______	Title: ______
By: ______	By: ______
Name: ______	Name: ______
Title: ______	Title: ______

CALIFORNIA ASSOCIATION OF REALTORS®

CONTINGENCY REMOVAL No. One

(C.A.R. Form CR, Revised, 12/20)

In accordance with the terms and conditions of the: ☒ Purchase Agreement, OR ☐ Request For Repair (C.A.R. Form RR), ☐ Response And Reply To Request For Repair (C.A.R. Form RRRR), ☐ Amendment of Existing Agreement (C.A.R. Form AEA) or ☐ Other ("Agreement"),
dated 05/03/202: on property known as 1434 W 22nd Street Los Angeles, CA 90007 ("Property"),
between Elata Investments LLC, a Wyomi ("Buyer")
and Journey Investments INC ("Seller").

I. BUYER REMOVAL OF BUYER CONTINGENCIES:

1. With respect to any contingency and cancellation right that Buyer removes, unless otherwise specified in a separate written agreement between Buyer and Seller, Buyer shall conclusively be deemed to have: **(i)** completed all Buyer Investigations and review of reports and other applicable information and disclosures; **(ii)** elected to proceed with the transaction; and **(iii)** assumed all liability, responsibility and, expense, **if any**, for Repairs, corrections, or for the inability to obtain financing. Waiver of statutory disclosures is prohibited by Law.
2. Buyer removes those contingencies specified below.

A. ONLY the following individually checked Buyer contingencies are removed: (Paragraph numbers refer to the California Residential Purchase Agreement (C.A.R. Form RPA-CA) unless a different form is specified.)

1. ☐ Loan (Paragraph 3J)
2. ☐ Appraisal (Paragraph 3I)
3. Buyer's Investigation Contingency (Paragraph 12)
   a. ☐ Only the physical inspection portion of Buyer's Investigation (Paragraph 12)
   b. ☐ All Buyer Investigations other than a physical inspection (Paragraph 12)
   c. ☐ Entire Buyer's Investigation Contingency (Paragraph 12)
4. ☐ Condominium/Planned Development (HOA or OA) Disclosures (Paragraph 10F)
5. ☐ Reports/Disclosures (Paragraphs 7 and 10)
6. ☐ Title: Preliminary Report (Paragraph 13)
7. Sale of Buyer's Property (Paragraph 4B)
   a. ☐ Entering into contract for Buyer's Property (COP, Paragraph 2)
   b. ☐ Close of escrow for Buyer's Property (COP, Paragraph 4)
8. ☐ Review of documentation for leased or liened items (Paragraph 8B(5))
9. ☐ Other: ______
10. ☐ Other: ______

OR B. ☐ **ALL Buyer contingencies are removed, EXCEPT:** ☐ Loan Contingency (Paragraph 3J); ☐ Appraisal Contingency (Paragraph 3I); ☐ Contingency for the Sale of Buyer's Property (Paragraph 4B); ☐ Condominium/Planned Development (HOA) Disclosures (Paragraph 10F); ☐ Other ______

OR C. ☒ **BUYER HEREBY REMOVES ANY AND ALL BUYER CONTINGENCIES.**

3. **Once all contingencies are removed, whether or not Buyer has satisfied him/her/itself regarding all contingencies or received any information relating to those contingencies, Buyer may not be entitled to a return of Buyer's deposit if Buyer does not close escrow. This could happen even if, for example, Buyer does not approve of some aspect of the Property or lender does not approve Buyer's loan.**

NOTE: Paragraph numbers refer to the California Residential Purchase Agreement (C.A.R. Form RPA-CA) unless a different form is specified. Applicable paragraph numbers for each contingency in other C.A.R. forms may be different.

Buyer *David Behrend, Manager* **Date** 05/03/2025

Buyer ______ **Date** ______

II. SELLER REMOVAL OF SELLER CONTINGENCIES: Seller hereby removes the following Seller contingencies: ☐ Finding of replacement property (C.A.R. Form SPRP); ☐ Closing on replacement property (C.A.R. Form SPRP) ☐ Other ______

Seller Journey Investments INC **Date** ______

Seller ______ **Date** ______

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

CALIFORNIA ASSOCIATION OF REALTORS®

STATEWIDE BUYER AND SELLER ADVISORY

(This Form Does Not Replace Local Condition Disclosures. Additional Advisories or Disclosures May Be Attached)

(C.A.R. Form SBSA, Revised 6/18)

BUYER RIGHTS AND DUTIES:

- The physical condition of the land and improvements being purchased are not guaranteed by Seller or Brokers.
- You should conduct thorough investigations of the Property both personally and with appropriate professionals.
- If professionals recommend further inspections, you should contact qualified experts to conduct such inspections.
- You should retain your own professional even if Seller or Broker has provided you with existing reports.
- You should read all written reports given to you and discuss those reports with the persons who prepared them. It is possible that different reports provided to you contain conflicting information. If there are discrepancies between reports, disclosures or other information, you are responsible for contacting appropriate professionals to confirm the accuracy of correctness of the reports, disclosures or information.
- You have the right to request that the Seller make repairs or corrections or take other actions based on inspections or disclosures, but the Seller is not obligated to respond to you or make any such repairs, corrections or other requested actions.
- If the Seller is unwilling or unable to satisfy your requests, and you act within certain time periods, you may have the right to cancel the Agreement (the Purchase Agreement and any Counter Offer and Addenda together are the "Agreement"). If you cancel outside of these periods, you may be in breach of the Agreement and your deposit might be at risk.
- You are advised to seek legal, tax, and other assistance from appropriate professionals in order to fully understand the implications of any documents or actions during the transaction. If you are doing a 1031 exchange, you are advised to contact an exchange accommodator to discuss the proper method and timing of the exchange.
- The terms of the Agreement and any counter offers and addenda establish your rights and responsibilities.
  YOU ARE STRONGLY ADVISED TO INVESTIGATE THE CONDITION AND SUITABILITY OF ALL ASPECTS OF THE PROPERTY. IF YOU DO NOT DO SO, YOU ARE ACTING AGAINST THE ADVICE OF BROKERS.

SELLER RIGHTS AND DUTIES:

- You have a duty to disclose material facts known to you that affect the value or desirability of the Property.
- You are obligated to make the Property available to the Buyer and have utilities on for inspections as allowed by the Agreement.
- This form is not a substitute for completing a Real Estate Transfer Disclosure Statement, if required, and any other property-specific questionnaires or disclosures.
- The terms of the Agreement establish your rights and responsibilities.
- You are advised to seek legal, tax, and other assistance from appropriate professionals in order to fully understand the implications of any documents or actions during the transaction. If you are doing a 1031 exchange, you are advised to contact an exchange accommodator to discuss the proper method and timing of the exchange.

BROKER RIGHTS AND DUTIES:

- ~~Brokers do not have expertise in all areas and matters affecting the Property or your evaluation of it.~~
- ~~For most sales of residential properties with no more than four units, Brokers have a duty to make a reasonably competent and diligent visual inspection of the accessible areas of the Property and disclose to you material facts or defects that the inspection reveals.~~
- ~~Many defects and conditions may not be discoverable by a Broker's visual inspection.~~
- ~~If Brokers give a referral to another professional, Brokers do not guarantee that person's performance. You may select any professional of your own choosing.~~
- ~~If a Broker gives you reports or other documents, unless otherwise specified, it is possible that different reports provided to you contain conflicting information. Broker has not and will not verify or otherwise investigate the information contained therein.~~
- ~~Any written agreement between a Broker and either Buyer or Seller or both establishes the rights and responsibilities of those parties.~~

Table of Contents

Notice: This Statewide Buyer and Seller Advisory is 14 pages and addresses the following topics. All paragraphs are important. Buyer and Seller are encouraged to read each one carefully.

A. Investigation of Physical Conditions

1. EASEMENTS, ACCESS AND ENCROACHMENTS: Buyer and Seller are advised that confirming the exact location of easements, shared or private driveways or roadways, and encroachments on or to the Property may be possible only by conducting a survey. There may be unrecorded easements, access rights, encroachments and other agreements affecting the Property that may not be disclosed by a survey. Representations regarding these items that are made in a Multiple Listing Service or advertisements, or plotted by a title company are often approximations, or based upon inaccurate or incomplete records. Unless otherwise specified by Broker in writing, Brokers have not verified any such matters or any representations made by Seller(s) or others. If Buyer wants further information, Buyer is advised and Broker(s) recommend that Buyer hire a licensed surveyor during Buyer's inspection contingency period. Brokers do not have expertise in this area.

2. ENVIRONMENTAL HAZARDS: Buyer and Seller are advised that the presence of certain kinds of organisms, toxins and contaminants, including, but not limited to, mold (airborne, toxic or otherwise), fungi, mildew, lead-based paint and other lead contamination, asbestos, formaldehyde, radon, pcb's, methane, other gases, fuel oil or chemical storage tanks, contaminated soil or water, hazardous waste, waste disposal sites, electromagnetic fields, nuclear sources, urea formaldehyde, or other materials may adversely affect the Property and the health of individuals who live on or work at the property as well as pets. Some municipalities may impose additional requirements regarding underground storage tanks, which may be more common in certain areas and cities throughout the State, especially where there are larger, older homes built before 1935. It is possible that these tanks, either now or in the future, may require inspections or abatement. If Buyer wants further information, Buyer is advised, and Broker(s) recommends, that Buyer have the Property inspected for the existence of such conditions and organisms, and conditions that may lead to their formation. Not all inspectors are licensed and licenses are not available for all types of inspection activities. Buyer is also advised to consult with appropriate experts regarding this topic during Buyer's inspection contingency period. Broker recommends that Buyer and Seller read the booklets titled, "Residential Environmental Hazards: A Guide for Homeowners, Homebuyers, Landlords and Tenants," and "Protect Your Family From Lead In Your Home." Brokers do not have expertise in this area.

3. FORMALDEHYDE: Formaldehyde is a substance known to the State of California to cause cancer. Exposure to formaldehyde may be caused by materials used in the construction of homes. The United States Environmental Protection Agency, the California Air Resources Board, and other agencies have measured the presence of formaldehyde in the indoor air of select homes in California. Levels of formaldehyde that present a significant cancer risk have been measured in most homes that were tested. Formaldehyde is present in the air because it is emitted by a variety of building materials and home products used in construction. The materials include carpeting, pressed wood products, insulation, plastics, and glues. Most homes that have been tested elsewhere do contain formaldehyde, although the concentrations vary from home to home with no obvious explanation for the differences. One of the problems is that many suppliers of building materials and home products do not provide information on chemical ingredients to builders. Buyers may have further questions about these issues. Buyer is advised to consult with appropriate experts regarding this topic during Buyer"s inspection contingency period. Broker(s) recommend that Buyer and Seller read the booklet titled "Residential Environmental Hazards: A Guide for Homeowners, Homebuyers, Landlords and Tenants." Brokers do not have expertise in this area.

4. GEOLOGIC HAZARDS: Buyer and Seller are advised that California has experienced earthquakes in the past, and there is always a potential of future earthquakes. Damage caused by an earthquake may not be discoverable by a visual inspection of Buyer(s) or Broker(s). Inspection by a licensed, qualified professional is strongly recommended to determine the structural integrity and safety of all structures and improvements on the Property. If the Property is a condominium, or located in a planned unit development or in a common interest subdivision, Buyer is advised to contact the homeowners association about earthquake repairs and retrofit work and the possibility of an increased or special assessment to defray the costs of earthquake repairs or retrofit work. Buyer is encouraged to obtain and read the booklet entitled, "The Homeowner's Guide to Earthquake Safety." In most cases a questionnaire within the booklet must be completed by Seller and the entire booklet given to the Buyer if the Property was built prior to 1960. If the Property was built before 1975, and contains structures constructed of masonry or precast (tilt up) concrete walls, with wood frame floors or roof, or if the building has unreinforced masonry walls, then Seller must provide Buyer a pamphlet entitled "The Commercial Property Owner's Guide to Earthquake Safety." Many areas have a wide range of geologic problems and numerous studies have been made of these conditions. Some of this information is available for public review at city and county planning departments. Buyer is encouraged to review the public maps and reports and/or obtain a geologist's inspection report. Buyer may be able to obtain earthquake insurance to protect their interest in the Property. Sellers who agree to provide financing should also consider requiring Buyers to obtain such insurance naming Seller(s) as insured lien holder(s). Brokers do not have expertise in this area.

5. INSPECTIONS: Buyer and Seller are advised that Buyer has the right to obtain various inspections of the Property under most residential purchase agreements. Buyer is advised to have the Property inspected by a professional property inspection service within Buyer's inspection contingency period. A licensed building contractor or other professional may perform these services. The inspector generally does not look behind walls or under carpets, or take equipment apart. Certain items on the Property, such as chimneys and spark arresters, plumbing, heating, air conditioning, electrical wiring, pool and spa, septic system, well, roof, foundation and structural items may need to be inspected by another professional, such as a chimney sweep, plumber, electrician, pool and spa service, septic or well company or roofer. A general physical inspection typically will not test for mold, wood destroying pests, lead-based paint, radon, asbestos and other environmental hazards, geologic conditions, age, remaining useful life or water-tightness of roof, cracks, leaks or operational problems associated with a pool or spa or connection of the Property to a sewer system. If Buyer wants further information on any aspect of the Property, Broker recommends that Buyer have a discussion with the professional property inspector and that Buyer hire an appropriate professional for the area of concern to Buyer. Brokers do not verify the results of any such inspection or guarantee the performance of any such inspector or service. Any election by Buyer to waive the right to a physical inspection of the Property or to rely on somebody other than an appropriate professional is against the advice of Brokers. Not all inspectors are licensed and licenses are not available for all types of inspection activities. Brokers do not have expertise in these area.

6. MOLD: Buyer and Seller are advised that the presence of certain kinds of mold, fungi, mildew and other organisms, sometimes referred to as "toxic mold" (collectively "Mold"), may adversely affect the Property and the health of individuals who live on or work at the Property as well as pets. Mold does not affect all people the same way, and may not affect some people at all. Mold may be caused by water leaks or other sources of moisture such as, but not limited to, flooding, and leaks in windows, pipes and roof. Seller is advised to disclose the existence of any such conditions of which he or she is aware. Buyer should carefully review all of Seller's disclosures for any indication that any of these conditions exist. It is, however, possible that Mold may be hidden and that Seller is completely unaware of its existence. In addition, Mold is often undetectable from a visual inspection, a professional general property inspection and even a structural pest control inspection. Brokers do not have expertise in this area. If Buyer wants further information, Broker recommends that Buyer have the Property tested for Mold by an environmental hygienist or other appropriate professional during Buyer's inspection contingency period. Not all inspectors are licensed and licenses are not available for all types of inspection activities. Brokers do not have expertise in this area.

7. PETS AND ANIMALS: Buyer and Seller are advised that the current or previous owner(s) may have had domesticated or other pets and animals at the Property. Odors from animal urine or other contamination may be dormant for long periods of time and then become active because of heat, humidity or other factors and might not be eliminated by cleaning or replacing carpets or other cleaning methods. Pet urine and feces can also damage hardwood floors and other floor coverings. Additionally, an animal may have had fleas, ticks and other pests that remain on the Property after the animal has been removed. If Buyer wants further information, Broker(s) recommend that Buyer discuss the issue with an appropriate professional during Buyer's inspection contingency period. Brokers do not have expertise in this area.

8. SEPTIC SYSTEMS: Buyer and Seller are advised that a property may be served by one or more septic systems even though adjoining properties are connected to a sewer line. Buyer and Seller are also advised that some septic tanks and systems may have been abandoned or have leaked into ground water sources. Buyer is advised to contact the appropriate government agency to verify that the Property is connected to a sewer or served by a septic system. If the Property is served by a septic system, it may consist of a septic tank, cesspool, pits, leach lines or a combination of such mechanisms ("collectively, System"). No representation or warranty is made by Seller or Broker concerning the condition, operability, size, capacity or future expansion of a System, nor whether a System is adequate for use by the intended occupants of the Property. A change in the number of occupants or the quantity, composition or methods of depositing waste may affect the efficiency of the System. In addition, the amount of rainfall and ground water table may also affect the efficiency of the System. Many factors including, but not limited to, natural forces, age, deterioration of materials and the load imposed on a System can cause the System to fail at any time. Broker recommends that Buyer obtain an independent evaluation of any System by a qualified sanitation professional during Buyer's inspection contingency period. Buyer should consult with their sanitation professional to determine if their report includes the tank only, or other additional components of the System such as pits and leach fields. Not all inspectors are licensed and licenses are not available for all types of inspection activities. In some cases, Buyer's lender as well as local government agencies may require System inspection. System-related maintenance costs may include, but not be limited to, locating, pumping or providing outlets to ground level. Brokers are unable to advise Buyer or Seller regarding System-related issues or associated costs, which may be significant. If Buyer and Seller agree to obtain a System inspection, Buyer and Seller are cautioned that the inspection cost may include, but not be limited to, the costs of locating, pumping or providing outlets to ground level. Brokers do not have expertise in this area.

9. SOIL AND GEOLOGIC CONDITIONS: Buyer and Seller are advised that real estate in California is subject to settling, slippage, contraction, expansion erosion, subsidence, earthquakes and other land movement. The Property may be constructed on fill or improperly compacted soil and may have inadequate drainage capability. Any of these matters can cause structural problems to improvements on the Property. Civil or geo-technical engineers are best suited to evaluate soil stability, grading, drainage and other soil conditions. Additionally, the Property may contain known or unknown mines, mills, caves or wells. If Buyer wants further information, Broker recommends that Buyer hire an appropriate professional. Not all inspectors are licensed and licenses are not available for all types of inspections. Brokers do not have expertise in this area.

10. SQUARE FOOTAGE, LOT SIZE, BOUNDARIES AND SURVEYS: Buyer and Seller are advised that only an appraiser or land surveyor, as applicable, can reliably confirm square footage, lot size, Property corners and exact boundaries of the Property. Representations regarding these items that are made in a Multiple Listing Service, advertisements, and from property tax assessor records are often approximations, or based upon inaccurate or incomplete records. Fences, hedges, walls or other barriers may not represent actual boundary lines. Unless otherwise specified by Broker in writing, Brokers have not verified any such boundary lines or any representations made by Seller or others concerning square footage, lot size, Property corners or exact boundaries. Standard title insurance does not insure the boundaries of the Property. If the exact square footage or lot size or location of Property corners or boundaries is an important consideration in Buyer's decision to purchase the Property and/or how much Buyer is willing to pay for the Property, then Buyer must independently conduct Buyer's own investigation through appropriate professionals, appraisers, or licensed surveyors and rely solely on their data, recognizing that all measurements may not be consistent and that different sources may have different size assessments. Brokers do not have expertise in this area.

11. WATER INTRUSION: Buyer and Seller are advised that many homes suffer from water intrusion or leakage. The causes of water intrusion are varied, and can include defective construction, faulty grading, deterioration of building materials and absence of waterproof barriers. Water intrusion can cause serious damage to the Property. This damage can consist of wood rot, mold, mildew and even damage to the structural integrity of the Property. The cost of repairing and remediating water intrusion damage and its causes can be very significant. The existence and cause of water intrusion is often difficult to detect. Because you, your Broker or a general home inspector cannot visually observe any effects of water intrusion, Buyer and Seller should not assume that such intrusion does not exist. Broker recommends that Buyer have the Property inspected for water intrusion by an appropriate professional. Brokers do not have expertise in this area.

12. WELL AND WATER SYSTEM(S): Buyer and Seller are advised that the Property may be served by one or more water wells, springs, or private community or public water systems. Any of these private or public water systems may contain bacteria, chemicals, minerals and metals, such as chromium. Well(s) may have been abandoned on the Property. Buyer is advised to have both the quality and the quantity of water evaluated, and to obtain an analysis of the quality of any domestic and agricultural water in use, or to be used at the Property, from whatever source. Water quality tests can include not only tests for bacteria, such as coliform, but also tests for organic and inorganic chemicals, metals, mineral content and gross alpha testing for radioactivity. Broker recommends that Buyer consult with a licensed, qualified well and pump company and local government agency to determine whether any well/spring or water system will adequately serve Buyer's intended use and that Buyer have a well consultant perform an extended well output test for this purpose. Water well or spring capacity, quantity output and quality may change at any time. There are no guarantees as to the future water quality, quantity or duration of any well or spring. If Buyer wants further information, Broker(s) recommend that Buyer obtain an inspection of the condition, age, adequacy and performance of all components of the well/spring and any water system during Buyer's inspection contingency period. Brokers do not have expertise in this area.

13. WOOD DESTROYING PESTS: Buyer and Seller are advised that the presence of, or conditions likely to lead to the presence of infestation or infection of wood destroying pests and organisms may adversely affect the Property. Inspection reports covering these items can be separated into two sections: Section 1 identifies areas where infestation or infection is evident. Section 2 identifies areas where there are conditions likely to lead to infestation or infection. If Buyer wants further information, Buyer is advised and Broker recommends that Buyer have the Property inspected for the existence of such conditions and organisms, and conditions that may lead to their formation, by a registered structural pest control company during Buyer's inspection contingency period. Brokers do not have expertise in this area.

B. Property Use and Ownership

1. ACCESSORY DWELLING UNITS: Accessory Dwelling Units (ADUs) are known by many names: granny flats, in-law units, backyard cottages, secondary units and more. California has passed laws to promote the development of ADUs. Additional information about ADUs can be found at http://hcd.ca.gov/policy-research/AccessoryDwellingUnits.shtml. Buyer is advised to check with appropriate government agencies or third party professionals to verify permits and legal requirements and the effect of such requirements on current and future use and rentability of the Property, its development and size. Brokers do not have expertise in this area.

2. BUILDING PERMITS, ZONING AND CODE COMPLIANCE: Buyer and Seller are advised that any structure on the Property, including the original structure and any addition, modification, remodel or improvement may have been built without permits, not according to building codes, or in violation of zoning laws. Further, even if such structure was built according to the then-existing code or zoning requirement, it may not be in compliance with current building standards or local zoning. It is also possible that local law may not permit structures that now exist to be rebuilt in the event of damage or destruction. Certain governmental agencies may require periodic inspections to occur in the future. If Buyer wants further information, Broker(s) recommend that Buyer discuss the issue with an appropriate professional during Buyer's inspection contingency period. Brokers do not have expertise in this area.

3. BUYER INTENDED FUTURE USE OF, AND MODIFICATIONS TO, THE PROPERTY: Buyer and Seller are advised that Seller's existing use of the property may not be consistent with Buyer's intended use or any future use that Buyer makes of the property, whether or not Buyer has any current plans to change the use. Buyer is advised to check with appropriate government agencies or third party professionals to verify what legal requirements are needed to accommodate any change in use. In addition, neither Seller nor Broker make any representations as to what modifications Buyer can make to the Property after close of escrow as well as any cost factors associated with any such modifications. Buyer is advised to check with his own licensed contractor and other such professionals as well as with the appropriate government agencies to determine what modifications Buyer will be allowed to make after close of escrow. Brokers do not have expertise in this area.

4. CALIFORNIA FAIR PLAN: Buyer and Seller are advised that insurance for certain hillside, oceanfront and brush properties may be available only from the California Fair Plan. This may increase the cost of insurance for such properties and coverage may be limited. Broker(s) recommend that Buyer consult with Buyer's own insurance agent during Buyer's inspection contingency period regarding the availability of coverage under the California Fair Plan and the length of time it may take for processing of a California Fair Plan application. Brokers do not have expertise in this area.

5. FUTURE REPAIRS, REPLACEMENTS AND REMODELS: Buyer and Seller are advised that replacement or repairs of certain systems or rebuilding or remodeling of all or a portion of the Property may trigger requirements that homeowners comply with laws and regulations that either come into effect after Close of Escrow or are not required to be complied with until the replacement, repair, rebuild or remodel has occurred. Permit or code requirements or building standards may change after Close of Escrow, resulting in increasing costs to repair existing features. If Buyer wants further information, Broker recommends that Buyer discuss the issue with an appropriate professional during Buyer's inspection contingency period. Brokers do not have expertise in this area.

6. HEATING VENTILATING AND AIR CONDITIONING SYSTEMS: Changes to state and federal energy efficiency regulations impact the installation, replacement and some repairs of heating and air conditioning units (HVAC). Federal regulations now require manufacturers of HVAC units to produce only units meeting a new higher Seasonal Energy Efficiency Rating (SEER). This will likely impact repairs and replacements of existing HVAC units. State regulations now require that when installing or replacing HVAC units, with some exceptions, duct work must be tested for leaks. Duct work leaking more than 15 percent must be repaired to reduce leaks. The average existing duct work typically leaks 30 percent. More information is available at the California Energy Commission's website http://www.energy.ca.gov/title24/changeout. Home warranty policies may not cover such inspections or repairs. The phase out of the use of R-22 Freon will have an impact on repairs and replacement of existing air conditioning units and heat pumps. More information is available from the Environmental Protection Agency at http://www.epa.gov/ozone/title6/phaseout/22phaseout.html. New efficiency standards are also in place for water heaters. As a consequence, replacement water heaters will generally be larger than existing units and may not fit in the existing space. Additional venting and other modifications may be required as well. More information is available from the U.S. Department of Energy at http://www1.eere.energy.gov/buildings/appliance_standards/product. aspx/productid/27. If Buyer wants further information, Broker recommends that Buyer discuss the issue with an appropriate professional during Buyer's inspection contingency period. Brokers do not have expertise in this area.

7. HISTORICAL DESIGNATION, COASTAL COMMISSION, ARCHITECTURAL, LANDSCAPE, AGRICULTURAL OR OPEN SPACE AND OTHER RESTRICTIONS ON BUILDINGS OR IMPROVEMENTS: Buyer and Seller are advised that the Property may be: (i) designated as a historical landmark, (ii) protected by a historical conservancy, (iii) subject to an architectural or landscaping review process, (iv) within the jurisdiction of the California Coastal Commission or other government agency, or (v) subject to a contract preserving use of all or part of the Property for agriculture or open space. If the Property is so designated or within the jurisdiction of any such, or similar, government agency, then there may be restrictions or requirements regarding Buyer's ability to develop, remove or trim trees or other landscaping, remodel, make improvements to and build on or rebuild the Property. Broker(s) recommend that Buyer satisfy him/herself during Buyer's inspection contingency period if any of these issues are of concern to Buyer. Brokers do not have expertise in this area.

8. INSURANCE, TITLE INSURANCE AND TITLE INSURANCE AFTER FORECLOSURE: Buyer and Seller are advised that Buyer may have difficulty obtaining insurance regarding the Property if there has been a prior insurance claim affecting the Property or made by Buyer but unrelated to the Property. Seller is required by C.A.R. Form RPA to disclose known insurance claims made during the past five years (C.A.R. Form SPQ or ESD). Sellers may not be aware of claims prior to their ownership. If Buyer wants further information, Broker(s) recommend that, during Buyer's inspection contingency period, Buyer conduct his or her own investigation for past claims. Buyer may need to obtain Seller's consent in order to have access to certain investigation reports. If the Property is a condominium, or is located in a planned unit development or other common interest subdivision, Buyer and Seller are advised to determine if the individual unit is covered by the Homeowner's Association Insurance and the type of insurance coverage that Buyer may purchase. Broker(s) recommend that Buyer consult Buyer's insurance agents during Buyer's inspection contingency period to determine the need, availability and possibility of securing any and all forms of other insurance or coverage or any conditions imposed by insurer as a requirement of issuing insurance. If Buyer does any repairs to the property during the escrow period or Buyer takes possession prior to Close of Escrow or Seller remains in possession after Close of Escrow, whether for a limited or extended period of time, Broker(s) recommend that Buyer and Seller each consult with their own insurance agent regarding insurance or coverage that could protect them in the transaction (including but not limited to: personal property, flood, earthquake, umbrella and renter's). Buyer and Seller are advised that traditional title insurance generally protects Buyer's title acquired through the sale of the property. While all title insurance policies, as do all insurance policies, contain some exclusions, some title insurance policies contain exclusions for any liability arising from a previous foreclosure. This can occur when a short sale has occurred but the lender mistakenly has also proceeded with a foreclosure. Buyer is strongly advised to consult with a title insurer to satisfy themselves that the policy to be provided adequately protects their title to the property against other possible claimants. Brokers do not have expertise in this area.

9. LAND LEASE: Buyer and Seller are advised that certain developments are built on leased land. This means that: (i) Buyer does not own the land, (ii) the right to occupy the land will terminate at some point in time, (iii) the cost to lease the land may increase at some point in the future, and (iv) Buyer may not be able to obtain title insurance or may have to obtain a different type of title insurance. If Buyer wants further information, Broker recommends that Buyer discuss the issue with an attorney or other appropriate professional. Brokers do not have expertise in this area.

10. MARIJUANA, CANNABIS, AND METHAMPHETAMINE LABS: Buyer and Seller are advised that California law permits individual patients to cultivate, possess and use marijuana for medical purposes. Furthermore, California law permits primary caregivers, lawfully organized cooperatives, and collectives to cultivate, distribute and possess marijuana for medicinal purposes. California law also allows recreational use of marijuana for adults, as well as limited rights for individuals to grow and cultivate marijuana, and rights of others, subject to a licensing process, to grow, cultivate and distribute marijuana for recreational use. California's medical and recreational marijuana laws are in direct conflict with federal law which recognizes no lawful use for marijuana and has no exemptions for medical use. Federal criminal penalties, some of which mandate prison time, remain in effect for the possession, cultivation and distribution of marijuana. Buyer and Seller are strongly advised to seek legal counsel as to the legal risks and issues surrounding owning or purchasing a property where medical or any other marijuana activity is taking place. Marijuana storage, cultivation and processing carry the risk of causing mold, fungus or moisture damage to a property, additionally, some properties where marijuana has been cultivated have had alterations to the structure or the electrical system which may not have been done to code or with permits and may affect the safety of the structure or the safe operation of the electrical system. Buyer is strongly advised to retain an environmental hygienist contractor and other appropriate professionals to inspect a property where medical or any other marijuana activity has taken place. Broker recommends that Buyer and Seller involved with a property where there is medical marijuana activity or where it may take place review the California Attorney General's Guidelines for the "Security and Non-Diversion of Marijuana Grown for Medical Use" (https://oag.ca.gov/system/files/attachments/press_releases/n1601_medicalmarijuanaguidelines.pdf) and the U.S. Department of Justice memo regarding marijuana prosecutions at https://www.justice.gov/opa/press-release/file/1022196/download. Brokers do not have expertise in this area. While no state law permits the private production of methamphetamine, some properties have been the site of an illegal methamphetamine laboratory. State law imposes an obligation to notify occupants, a ban on occupying the property and clean up requirements when authorities identify a property as being contaminated by methamphetamine. Buyer is advised that a property where methamphetamine has been produced may pose a very serious health risk to occupants. Buyer is strongly advised to retain an environmental hygienist contractor or other appropriate professionals to inspect the property if methamphetamine production is suspected to have taken place. Brokers do not have expertise in this area.

11. OWNER'S TITLE INSURANCE: The Truth in Lending/RESPA integrated disclosure (TRID) established by the Consumer Financial Protection Bureau (CFPB) requires that lenders must tell borrowers that title insurance is "optional." While obtaining an owner's policy of title insurance may be "optional", it may be a contractual requirement as between Buyer and Seller. Furthermore, California Civil Code § 1057.6 requires that Buyers be provided with the following notice: "IMPORTANT: IN A PURCHASE OR EXCHANGE OF REAL PROPERTY, IT MAY BE ADVISABLE TO OBTAIN TITLE INSURANCE IN CONNECTION WITH THE CLOSE OF ESCROW SINCE THERE MAY BE PRIOR RECORDED LIENS AND ENCUMBRANCES WHICH AFFECT YOUR INTEREST IN THE PROPERTY BEING ACQUIRED. A NEW POLICY OF TITLE INSURANCE SHOULD BE OBTAINED IN ORDER TO ENSURE YOUR INTEREST IN THE PROPERTY THAT YOU ARE ACQUIRING."

Additionally, even the CFPB on its "ask CFPB" "What is owner's title insurance?" page advises "You may want to buy an owner's title insurance policy, which can help protect your financial interest in the home." Moreover, not obtaining an owner's policy may increase the cost of the lender's policy (required by most lenders), possibly require the separate purchase of a preliminary title report, and may have an impact on the sale of the Property in the future.

Buyers who decide to opt out of obtaining an owner's title insurance policy are acting against the advice of Brokers as well as the advice provided in the California Civil Code 1057.6 and by the CFPB. Brokers do not have expertise in this area.

12. RENT AND EVICTION CONTROL LAWS AND ORDINANCES: Buyer and Seller are advised that some cities and counties impose or may impose restrictions that limit the rent that can be charged to a tenant, the maximum number of tenants who can occupy the property, the right of a landlord to terminate a tenancy and the costs to do so. If Buyer wants further information, Broker(s) recommend that Buyer investigate the issue with an appropriate government authority or HOA during Buyer's inspection contingency period. Brokers do not have expertise in this area.

13. RETROFIT, BUILDING REQUIREMENTS, AND POINT OF SALE REQUIREMENTS: Buyer and Seller are advised that state and local Law may require (i) the installation of operable smoke detectors, (ii) bracing or strapping of water heaters, and (iii) upon sale completion of a corresponding written statement of compliance that is delivered to Buyer. Although not a point of sale or retrofit obligation, state law may require the property to have operable carbon monoxide detection devices. Additionally, some city and county governments may impose additional retrofit standards at time of sale including, but not limited to, installing or retrofitting low-flow toilets and showerheads, gas shut-off valves, fireplaces, and tempered glass. Further, there may be potential health impacts from air pollution caused from burning wood. Exposure to particulate matter from the smoke may cause short-term and long-term health effects. Buyers should consult with licensed professional to inspect, properly maintain, and operate a wood burning stove or fireplace. Broker(s) recommend that Buyer and Seller consult with the appropriate government agencies, inspectors, and other professionals to determine the retrofit standards for the Property, the extent to which the Property complies with such standards, and the costs, if any, of compliance. Brokers do not have expertise in this area.

14. SHORT TERM RENTALS AND RESTRICTIONS: Buyer and Seller are advised that some cities, counties and Homeowner Associations (HOAs) do impose or may impose restrictions that limit or prohibit the right of the owner or occupant to rent-out the Property for short periods of time (usually 30 Days or less). In short term rentals, as well as all rentals, Buyer and Seller are advised to seek assistance to ensure compliance with all fair housing laws and regulations. If Buyer wants further information, Broker(s) recommend that Buyer investigate the issue with an appropriate government authority or HOA during Buyer's inspection contingency period. Brokers do not have expertise in this area.

15. VIEWS: Buyer and Seller are advised that present views from the Property may be affected by future development or growth of trees and vegetation on adjacent properties and any other property within the line of sight of the Property. Brokers make no representation regarding the preservation of existing views. If Buyer wants further information, Broker(s) recommend that Buyer review covenants, conditions and restrictions, if any, and contact neighboring property owners, government agencies and homeowner associations, if any, during Buyer's inspection contingency period. Brokers do not have expertise in this area.

16. SWIMMING POOL, SECURITY AND SAFETY: Buyer and Seller are advised that state and local Law may require the installation of barriers, anti-entrapment grates, access alarms, self-latching mechanisms, pool covers, exit alarms and/or other measures to decrease the risk to children and other persons of existing swimming pools and hot tubs, as well as various fire safety and other measures concerning other features of the Property. Compliance requirements differ from city to city and county to county. Unless specifically agreed, the Property may not be in compliance with these requirements. If Buyer wants further information, Broker(s) recommend that Buyer contact local government agencies about these restrictions and other requirements. State law requires that new pools and spas be equipped with at least two of seven specified drowning prevention safety features. Home inspectors have a statutory obligation to perform a non-invasive physical examination of the pool area to identify which safety features are present. Brokers do not have expertise in this area.

17. WATER SHORTAGES AND CONSERVATION: Buyer and Seller are advised that the Property may be located in an area that could experience water shortages. The policies of local water districts and the city or county in which the Property is located can result in the occurrence of any or all of the following: (i) limitations on the amount of water available to the Property, (ii) restrictions on the use of water, and (iii) an increasingly graduated cost per unit of water use, including, but not limited to, penalties for excess usage. For further information, Broker recommends that Buyer contact the supplier of water to the Property regarding the supplier's current or anticipated policies on water usage and to determine the extent to which those policies may affect Buyer's intended use of the Property. If the Property is serviced by a private well, Buyer is advised that drought conditions and/or a low water table may make it necessary to arrange, through a private supplier, for delivery of water to the Property. Buyers should contact water truck companies for the costs involved. Brokers do not have expertise in this area.

18. 1915 IMPROVEMENT BOND MELLO-ROOS COMMUNITY DISTRICT, AND OTHER ASSESSMENT DISTRICTS: Buyer and Seller are advised that the Property may be subject to an improvement bond assessment under the Improvement Bond Act of 1915, a levy of a special tax pursuant to a Mello-Roos Community Facilities district, and/or a contractual assessment as provided in Section 5898.24 of the Streets And Highways Code or other assessment districts. Seller is generally required to make a good faith effort to obtain a disclosure notice from any local agency collecting such taxes and deliver such notice to Buyers. If there is a question as to whether an existing bond or assessment will be prorated as of the close of escrow, or whether Seller will pay off the bond or assessment at close of escrow, Buyers are advised to discuss the matter with the appropriate entity and address the responsibility for payment in negotiations for the purchase agreement or amendment prior to removing contingencies. Some cities and other localities have begun, or have the intention to begin, the process of requiring the replacement of utility poles by requiring that utility lines be buried underground. These projects can result in special tax assessments and set-up costs that are imposed on individual property owners. Brokers do not have expertise in this area.

C. Off-Site and Neighborhood Conditions

1. GOLF COURSE DISCLOSURES: Buyer and Seller are advised that if the Property is located adjacent to or near a golf course the following may apply: (i) Stray golf balls - Any residence near a golf course may be affected by errant golf balls, resulting in personal injury or destruction to property. Golfers may attempt to trespass on adjacent property to retrieve golf balls even though the project restrictions may expressly prohibit such retrieval. (ii) Noise and lighting - The noise of lawn mowers irrigation systems and utility vehicles may create disturbances to homeowners. Maintenance operations may occur in the early morning hours. Residents living near the clubhouse may be affected by extra lighting, noise, and traffic. (iii) Pesticides and fertilizer use - A golf course may be heavily fertilized, as well as subjected to other chemicals during certain periods of the year. (iv) Irrigation system - Golf course sprinkler systems may cause water overspray upon adjacent property and structures. Also the irrigation system of a golf course may use reclaimed and retreated wastewater. (v) Golf carts - Certain lots may be affected more than others by the use of golf carts. Lots adjacent to a tee or putting green may be subject to noise disturbances and loss of privacy. (vi) Access to golf course from residences - It is likely that most residences will not have direct access from their lots to the golf course. The project restrictions may disclaim any right of access or other easements from a resident's lot onto the golf course. (vii) View obstruction - Residents living near a golf course may have their views over the golf course impacted by maturing trees and landscaping or by changes to the course's configuration. (viii) Water restrictions - As some municipalities face water shortages, the continued availability of water to the

golf course may be restricted or otherwise reduced by the local water agency. If Buyer wants further information, Broker(s) recommend that Buyer contact the local water agency regarding this matter. Brokers do not have expertise in this area.

2. NEIGHBORHOOD, AREA, PERSONAL FACTORS, BUYER INTENDED USE, HIGH SPEED RAILS, AND SMOKING RESTRICTIONS: Buyer and Seller are advised that the following may affect the Property or Buyer's intended use of it: neighborhood or area conditions, including schools, proximity and adequacy of law enforcement, crime, fire protection, other government services, availability, adequacy and cost of any speed-wired, wireless internet connections or other telecommunications or other technology services and installations, proximity to medical marijuana growing or distribution locations, cell phone towers, manufacturing, commercial, industrial, airport or agricultural activities or military ordnance locations, existing and proposed transportation, construction, and development, any other source that may affect noise, view, traffic, or odor, wild and domestic animals, susceptibility to tsunami and adequacy of tsunami warnings, other nuisances, hazards, or circumstances, protected species, wetland properties, botanical diseases, historic or other governmentally-protected sites or improvements, cemeteries, conditions and influences of significance to certain cultures and/or religions, and personal needs, requirements and preferences of Buyer and FAA requirements for recreational and non-recreational use of Unmanned Aircraft Systems (UAS) (drones) (see UAS frequently asked questions http://www.faa.gov/uas/faqs/). California is potentially moving toward high speed rail service between Northern and Southern California. This rail line could have an impact on the Property if it is located nearby. More information on the timing of the project and routes is available from the California High-Speed Rail Authority at www.cahighspeedrail.ca.gov/. The State of California has long-standing no smoking laws in place restricting smoking in most business and some public spaces. Local jurisdictions may enact laws that are more restrictive than state law. Many California cities have enacted restrictions on smoking in parks, public sidewalks, beaches and shopping areas. Some jurisdictions have restrictions entirely banning smoking inside privately owned apartments and condominiums as well as in the common areas of such structures, or limiting smoking to certain designated areas. If Buyer wants further information, Broker(s) recommend that Buyer contact local government agencies about these restrictions. Brokers do not have expertise in this area.

3. NEIGHBORHOOD NOISE SOURCES: Buyer and Seller are advised that even if the Property is not in an identified airport noise influence area, the Property may still be subject to noise and air disturbances resulting from airplanes and other aircraft, commercial or military or both, flying overhead. Other common sources of noise include nearby commercial districts, schools, traffic on streets, highways and freeways, trains and general neighborhood noise from people, dogs and other animals. Noise levels and types of noise that bother one person may be acceptable to others. Buyer is advised to satisfy him/herself with regard to any sources of and amounts of noise at different times of day and night. Brokers do not have expertise in this area.

4. SCHOOLS: Buyer and Seller are advised that children living in the Property may not, for numerous reasons, be permitted to attend the school nearest the Property. Various factors including, but not limited to, open enrollment policies, busing, overcrowding and class size reductions may affect which public school serves the Property. School district boundaries are subject to change. Buyer is advised to verify whether the Property is now, and at the Close of Escrow will be, in the school district Buyer understands it to be in and whether residing in the Property entitles a person to attend any specific school in which that Buyer is interested. Broker(s) recommend that Buyer contact the local school or school district for additional information during Buyer's inspection contingency period. Brokers do not have expertise in this area.

5. UNDERGROUND PIPELINES AND UTILITIES: Throughout California underground pipelines transport natural gas, liquid fuel and other potentially hazardous materials. These pipelines may or may not provide utility services to the Property. Information about the location of some of the pipelines may be available from a company that also provides disclosures of natural and other hazards or from other sources of public maps or records. Proximity to underground pipelines, in and of itself, does not affirmatively establish the risk or safety of the property. If Buyer wants further information about these underground pipelines and utilities, Buyer is advised to consult with appropriate experts during Buyer's inspection contingency period. Brokers do not have expertise in this area.

D. Legal Requirements (Federal, State and Local)

1. DEATH ON THE PROPERTY: California Civil Code Section 1710.2 protects a seller from: (i) failing to disclose a death on the property that occurred more than 3 years before a buyer has made an offer on a property; and (ii) failing to disclose if an occupant of a property was afflicted with HIV/AIDS, regardless of whether a death occurred or if so, when. Section 1710.2 does not protect a seller from making a misrepresentation in response to a direct inquiry. If the Buyer has any concerns about whether a death occurred on the Property or the manner, location, details or timing of a death, the buyer should direct any specific questions to the Seller in writing. Brokers do not have expertise in this area.

2. EARTHQUAKE FAULT ZONES AND SEISMIC HAZARD ZONES: Buyer and Seller are advised that California Public Resources Code Sections 2622 and 2696 require the delineation and mapping of "Earthquake Fault Zones" along known active faults and "Seismic Hazard Zones" in California. Affected cities and counties must regulate certain development projects within these zones. Construction or development on affected properties may be subject to the findings of a geological

report prepared by a registered California geologist. Generally, Seller must disclose if the Property is in such a zone and can use a research company to aid in the process. If Buyer wants further information, Broker recommends that,

during Buyer's inspection contingency period, Buyer make independent inquiries with such research companies or with appropriate government agencies concerning the use and improvement of the Property. Buyer is advised that there is a potential for earthquakes and seismic hazards even outside designated zones. Brokers do not have expertise in this area.

3. EPA's LEAD-BASED PAINT RENOVATION, REPAIR AND PAINTING RULE: The new rule requires that contractors and maintenance professionals working in pre-1978 housing, child care facilities, and schools with lead-based paint be certified; that their employees be trained; and that they follow protective work practice standards. The rule applies to renovation, repair, or painting activities affecting more than six square feet of lead-based paint in a room or more than 20 square feet of lead-based paint on the exterior. Enforcement of the rule begins October 1, 2010. See the EPA website at http://www.epa.gov/lead for more information. Buyer and Seller are advised to consult an appropriate professional. Brokers do not have expertise in this area.

4. FIRE HAZARDS: Buyer and Seller are advised that fires annually cause the destruction of thousands of homes. Due to varied climate and topography, certain areas have higher risks of fires than others. Certain types of materials used in home construction create a greater risk of fire than others. If the Property is located within a State Fire Responsibility Area or a Very High Fire Hazard Zone, generally Seller must disclose that fact to Buyer under California Public Resources Code Section 4136 and California Government Code Sections 51178 and 51183.5, and may use a research company to aid in the process. Owners of property may be assessed a fire prevention fee on each structure on each parcel in such zones. The fee may be adjusted annually commencing July 1, 2013. If Buyer wants further information, Broker recommends that, during Buyer's inspection contingency period, Buyer contact the local fire department and Buyer's insurance agent regarding the risk of fire. Buyer is advised that there is a potential for fires even outside designated zones. Brokers do not have expertise in this area.

5. FIRPTA/CALIFORNIA WITHHOLDING: Buyer and Seller are advised that: (i) Internal Revenue Code Section 1445, as of February 17, 2016, requires a Buyer to withhold and to remit to the Internal Revenue Service 15% of the purchase price of the property if the Seller is a non-resident alien, unless an express exemption applies. Only 10% needs to be withheld if the Buyer acquires the property as Buyer's residence and the price does not exceed $1,000,000. Seller may avoid withholding by providing Buyer a statement of non-foreign status. The statement must be signed by Seller under penalty of perjury and must include Seller's tax identification number. Buyer can also avoid having to withhold Federal taxes from Seller's Proceeds if the property price is $300,000 or less, and the Buyer signs an affidavit stating Buyer intends to occupy the property as a principal residence. (ii) California Revenue and Taxation Code Section 18662 requires that a Buyer withhold and remit to the California Franchise Tax Board 3 1/3% of the purchase price of the property unless the Seller signs an affidavit that the property was the Seller's (or the decedent's, if a trust or probate sale) principal residence or that the sales price is $100,000 or less or another express exemption applies. Exemptions from withholding also apply to legal entities such as corporations, LLCs, and partnerships. Brokers cannot give tax or legal advice. Broker recommends that Buyer and Seller seek advice from a CPA, attorney or taxing authority. Brokers do not have expertise in this area.

6. FLOOD HAZARDS: Buyer and Seller are advised that if the Property is located within a Special Flood Hazard Area, as designated by the Federal Emergency Management Agency (FEMA), or an area of Potential Flooding pursuant to California Government Code Section 8589.3, generally Seller must disclose this fact to Buyer and may use a research company to aid in the process. The National Flood Insurance Program was established to identify all flood plain areas and establish flood-risk zones within those areas. The program mandates flood insurance for properties within high-risk zones if loans are obtained from a federally-regulated financial institution or are insured by any agency of the United States Government. The extent of coverage and costs may vary. If Buyer wants further information, Broker(s) recommend that Buyer consult his or her lender and/or insurance agent during Buyer's inspection contingency period. Buyer is advised that there is a potential for flooding even outside designated zones. Brokers do not have expertise in this area.

7. MEGAN'S LAW DATABASE DISCLOSURE: Notice: Pursuant to Section 290.46 of the Penal Code, information about specific registered sex offenders is made available to the public via an Internet Web site maintained by the Department of Justice at http://www.meganslaw.ca.gov/. Depending on an offender's criminal history, this information will include either the address at which the offender resides or the community of residence and ZIP Code in which he or she resides. (Neither Seller nor Brokers, in any, are required to check this website. If Buyer wants further information, Buyer should obtain information directly from this website.) Brokers do not have expertise in this area.

8. NOTICE OF YOUR SUPPLEMENTAL PROPERTY TAX BILL; ACCURATE SALES PRICE REPORTING: Buyer and Seller are advised that pursuant to Civil Code § 1102.6(c), Seller, or his or her agent, is required to provide the following notice to the Buyer:
"California property tax law requires the Assessor to revalue real property at the time the ownership of property changes. Because of this law, you may receive one or two supplemental tax bills, depending on when your loan closes.

The supplemental tax bills are not mailed to your lender. Even if you have arranged for your property tax payments to be paid through an impound account, the supplemental tax bills will not be paid by your lender. It is your responsibility to pay these supplemental bills directly to the Tax Collector. If you have any questions concerning this matter, please call your Tax Collector's Office."

Although the notice refers to loan closing as a trigger, it is actually the change of ownership which triggers this reassessment of property taxes. Therefore, the Property can be reassessed even if there is no loan involved in the purchase of the Property. The Purchase Agreement may allocate supplemental tax bills received after the Close of Escrow to the Buyer. A change (preliminary change) of ownership form is generally required to be filed by the Buyer with the local taxing agency. The form identifies the sales price of the Property. An assessor may value the Property at its fair market value regardless of the sales price declared by the Buyer. If Buyer wants further information concerning these matters, Broker(s) recommend that Buyer discuss the issue with the County Assessor or Tax Collector or their own tax or legal advisor. Brokers do not have expertise in this area.

9. ZONE MAPS MAY CHANGE: Maps that designate, among other things, Earthquake Fault Zones, Seismic Hazard Zones, State Fire Responsibility Areas, Very High Fire Hazard Zones, Special Flood Hazard Areas, and Potential Flooding Areas are occasionally redrawn by the applicable Government Agency. Properties that are currently designated in a specified zone or area could be removed and properties that are not now designated in a specified zone or area could be placed in one or more such zones or areas in the future. A property owner may dispute a FEMA flood hazard location by submitting an application to FEMA. Brokers do not have expertise in this area.

E. Contract Related Issues and Terms

1. ARBITRATION: Buyer and Seller are advised that arbitration is a process by which the disputing parties hire a neutral person to render a binding decision. Generally, arbitration is faster and less expensive than resolving disputes by litigating in court. The rules are usually less formal than in court, and it is a private process not a matter of public record. By agreeing to arbitration, the parties give up the right to a jury trial and to appeal the arbitrator's decision. Arbitration decisions have been upheld even when arbitrators have made a mistake as to the law or the facts. If the parties agree to arbitration, then after first attempting to settle the dispute through mediation, any dispute arising out of their agreement (with a few limited exceptions) must be submitted to binding arbitration. Buyer and Seller must weigh the benefits of a potentially quicker and less expensive arbitration against giving up the right to a jury trial and the right to appeal. Brokers cannot give legal advice regarding these matters. Buyers and Sellers must decide on their own, or with the advice of legal counsel, whether to agree to arbitration. Brokers do not have expertise in this area.

2. ELECTRONIC SIGNATURES: The ability to use electronic signatures to sign legal documents is a great convenience, facilitating the ability to send and receive documents and reach agreement in a real estate transaction. However, Buyers and Sellers are cautioned to carefully read each provision. Arrows indicating “sign here” are merely there for the convenience of finding the next signature line. Only sign if you have taken the time necessary to read each document thoroughly, have full knowledge, and consent to the terms provided in the document. Brokers strongly advise Buyers and Sellers to read the entire document before signing even if they have reviewed an earlier draft. Do not just scroll through or skip to the next signature line. You are signing a legally binding agreement. Read it carefully. Ask your Broker, Agent or legal advisor if you have questions or do not understand a provision, and sign only if you agree to be bound by the terms. Brokers do not have expertise in this area.

3. ESCROW FUNDS: Buyer and Seller are advised that California Insurance Code Section 12413.1 provides that escrow companies cannot disburse funds unless there are sufficient “good funds” to cover the disbursement. “Good funds” are defined as cash, wire transfers and cashiers' or certified checks drawn on California depositories. Escrow companies vary in their own definitions of “good funds.” Broker(s) recommend that Buyer and Seller ask the escrow company regarding its treatment of “good funds.” All samples and out-of-state checks are subject to waiting periods and do not constitute “good funds” until the money is physically transferred to and received by the escrow holder. Brokers do not have expertise in this area.

4. HOME WARRANTY: Buyer and Seller are advised that Buyer and Seller can purchase home warranty plans covering certain standard systems of the Property both before and after Close of Escrow. Seller can obtain coverage for the Property during the listing period. For an additional premium, an upgraded policy providing additional coverage for air conditioning, pool and spa and other features can be purchased. Home warranties do not cover every aspect of the Property and may not cover inspections or upgrades for repairs required by state or federal laws or pre-existing conditions. Broker(s) recommend that Buyer review the policy for details. Brokers do not have expertise in this area.

5. IDENTIFICATION OF NATURAL PERSONS BEHIND SHELL COMPANIES IN ALL-CASH TRANSACTIONS: The U.S. Treasury Department's Financial Crimes Enforcement Network (FinCEN) has issued Geographic Targeting Orders (GTOs) targeting alleged money laundering risk in the real estate sector. The GTOs will temporarily require U.S. title insurance companies to identify the natural persons behind shell companies used to pay “all cash” for high-end residential real estate in certain major metropolitan areas. FinCEN explained that it remains concerned that all-cash purchases (i.e., those without bank financing) may be conducted by individuals attempting to hide their assets and identity by purchasing residential properties through limited liability companies or other similar structures. Since the

original issuance, the GTOs have been renewed and may continue to be renewed. The GTOs cover the following areas in California: Los Angeles, San Francisco, San Mateo, Santa Clara and San Diego Counties. The monetary thresholds for each county is $2 million. GTOs have helped law enforcement identify possible illicit activity. FinCEN reported that a significant portion of covered transactions have dictated possible criminal activity associated with the individuals reported to be the beneficial owners behind shell company purchasers. Brokers do not have expertise in this area.

6. LIQUIDATED DAMAGES: Buyer and Seller are advised that a liquidated damages clause is a provision Buyer and Seller can use to agree in advance to the amount of damages that a seller will receive if a buyer breaches the Agreement. The clause usually provides that a seller will retain a buyer's initial deposit paid if a buyer breaches the agreement, and generally must be separately initialed by both parties and meet other statutory requirements to be enforceable. For any additional deposits to be covered by the liquidated damages clause, there generally must be another separately signed or initialed agreement (see C.A.R. Form RID). However, if the Property contains from 1 to 4 units, one of which a buyer intends to occupy, California Civil Code Section 1675 limits the amount of the deposit subject to liquidated damages to 3% of the purchase price. Even though both parties have agreed to a liquidated damages clause, an escrow company will usually require either a judge's or arbitrator's decision or instructions signed by both parties in order to release a buyer's deposit to a seller. Buyers and Sellers must decide on their own, or with the advice of legal counsel, whether to agree to a liquidated damages clause. Brokers do not have expertise in this area.

7. MEDIATION: Buyer and Seller are advised that mediation is a process by which the parties hire a neutral person to facilitate discussion and negotiation between the parties with the goal of helping them reach a settlement of their dispute. The parties generally share in the cost of this confidential, non-binding negotiation. If no agreement is reached, either party can pursue further legal action. Under C.A.R. Form RPA-CA: (i) the parties must mediate any dispute arising out of their agreement (with a few limited exceptions, such as matters within the jurisdiction of a small claims court) before they resort to arbitration or court, and (ii) if a party proceeds to arbitration or court without having first attempted to mediate the dispute, that party risks losing the right to recover attorney fees and costs even if he or she prevails. Brokers do not have expertise in this area.

8. NON CONFIDENTIALITY OF OFFERS: Buyer is advised that Seller or Listing Agent may disclose the existence, terms, or conditions of Buyer's offer, unless all parties and their agent have signed a written confidentiality agreement (such as C.A.R. Form CND). Whether any such information is actually disclosed depends on many factors, such as current market conditions, the prevailing practice in the real estate community, the Listing Agent's marketing strategy and the instructions of the Seller. Brokers do not have expertise in this area.

9. ONLINE OR WIRE FUNDS TRANSFERS: Instructions for the online or wire transfer of escrow deposits have been known to be intercepted by hackers who alter them so that Buyer's funds are actually wired to accounts controlled by criminals rather than the escrow company. Buyers should exercise extreme caution in making electronic funds transfers, verifying that the organization they are transferring funds to is, in fact, the escrow company and that their own bank account information is not being exposed. See C.A.R. Form WFA for further information. Brokers do not have expertise in this area.

F. Other Factors Affecting Property

1. COMMUNITY ENHANCEMENT AND PRIVATE TRANSFER FEES: Buyer and Seller are advised that some areas or communities may have enhancement fees or user-type fees, or private transfer taxes and fees, over and above any stated fees. The Federal Housing Finance Agency has issued a rule that prohibits Fannie Mae and Freddie Mac from purchasing loans made on properties with private transfer fees if those fees were established on or after February 8, 2011. See title 12 Code of Federal Regulations Section 1228 for more information and exceptions. Private transfer fees: (i) may last for a fixed period of time or in perpetuity, (ii) are typically calculated as a percentage of the sales price, and (iii) may have private parties, charitable organizations or interest-based groups as their recipients who may use the funds for social issues unrelated to the property. Brokers do not have expertise in this area.

2. GENERAL RECALL/DEFECTIVE PRODUCT/CLASS ACTION INFORMATION: Buyer and Seller are advised that government entities and manufacturers may at any time issue recall notices and/or warnings about products that may be present in the Property, and that these notices or warnings can change. The following nonexclusive, non-exhaustive list contains examples of recalled/defective products/class action information: horizontal furnaces, Whirlpool Microwave Hood Combination; RE-ConBuilding products roof tiles; Central Sprinkler Company Fire Sprinklers; Robert Shaw Water Heater Gas Control Valves; Trex Decking; water heaters; aluminum wiring; galvanized, abs, polybutylene PEX, KITEC® and copper pipe; and dry wall manufactured in China. There is no single, all-inclusive source of information on product recalls, defective products or class actions; however, the U.S. Consumer Product Safety Commission (CPSC) maintains a website that contains useful information. If Buyer wants further information regarding the items listed above, Broker(s) recommend that Buyer review the CPSC website at http://www.cpsc.gov/ during Buyer's inspection contingency period. Another source affiliated with the CPSC is http://saferproducts.gov/ which allows a Buyer to search by product type or product name. Buyer may also search using the various search engines on the Internet for the specified product

or products in question. Brokers recommend that Buyer satisfy themselves regarding recalled or defective products. Brokers will not determine if any aspect of the Property is subject to a recall or is affected by a class action lawsuit. Brokers do not have expertise in this area.

3. HOMEOWNER ASSOCIATIONS AND COVENANTS, CONDITIONS AND RESTRICTIONS ("CC&Rs"); CHARGING STATIONS; FHA/VA APPROVAL: Buyer and Seller are advised that if the Property is a condominium, or located in a planned unit development, or in a common interest subdivision, there are typically restrictions on use of the Property and rules that must be followed. Restrictions and rules are commonly found in Declarations and other governing documents. Further there is likely to be a homeowner association (HOA) that has the authority to affect the Property and its use. Whether or not there is a HOA, the Property may still be subject to CC&Rs restricting use of the Property. The HOA typically has the authority to enforce the rules of the association, assess monetary payments (both regular monthly dues and special assessments) to provide for the upkeep and maintenance of the common areas, and enforce the rules and assessment obligations. If you fail to abide by the rules or pay monies owed to the HOA, the HOA may put a lien against your Property. Additionally, if an electric vehicle charging station is installed in a common area or an exclusive use common area, each Seller whose parking space is on or near that charging station must disclose its existence and that the Buyer will have the responsibilities set forth in California Civil Code §4745. The law requires the Seller to provide the Buyer with the CC&Rs and other governing documents, as well as a copy of the HOA's current financial statement and operating budget, among other documents. Effective July 1, 2016, a Common Interest Development (CID) will be required to include in its annual budget report a separate statement describing the status of the CID as a Federal Housing Administration or Department of Veterans Affairs approved Development. While the purchase agreement and the law require that the annual budget be provided by Seller to Buyer, Brokers will not and cannot verify the accuracy of information provided by the CID. Buyer is advised to carefully review all HOA documents provided by Seller and the CC&Rs, if any, and satisfy him/herself regarding the use and restrictions of the Property, the amount of monthly dues and/or assessments, the adequacy of reserves, current and past insurance coverage and claims, and the possibility of any legal action that may be taken by or against the HOA. The HOA may not have insurance or may not cover personal property belonging to the owner of the unit in the condominium, common interest or planned unit development. For more information Buyer may request from Broker the C.A.R. Legal Q&A titled: "Homeowners' Associations: A Guide for REALTORS®". Brokers do not have expertise in this area.

4. LEGAL ACTION: Buyer and Seller are advised that if Seller or a previous owner was involved in a legal action (litigation or arbitration) affecting the Property, Buyer should obtain and review public and other available records regarding the legal action to determine: (i) whether the legal action or any resolution of it affects Buyer and the Property, (ii) if any rights against any parties involved in the legal action survive the legal action or have been terminated or waived as a result of the legal action, whether or not involving the same issue as in the legal action, and (iii) if any recommendations or requirements resulting from the legal action have been fulfilled and, if so, that Buyer is satisfied with any such action. Buyer should seek legal advice regarding these matters. Brokers do not have expertise in this area.

5. MARKETING; INTERNET ADVERTISING; INTERNET BLOGS; SOCIAL MEDIA: Buyer and Seller are advised that Broker may employ a "staging" company to assist in the presentation of the Property. The furnishings and decorations in the staging are generally not included in the sale unless specifically noted in the Agreement. Statements and inclusion in the MLS entry, flyers, and other marketing materials are NOT part of the Agreement. In addition, Broker may employ a service to provide a "virtual tour" or "virtual staging" or Internet marketing of the Property, permitting potential buyers to view the Property over the Internet. While they are supposed to be an accurate representation of the property, the photos may be enhanced and not fully representative of the actual condition of the property. Further, neither the service provider nor Broker have total control over who will obtain access to materials placed on the internet or what action such persons might take. Additionally, some Internet sites and other social media provide formats for comments or opinions of value of properties that are for sale. Information on the Property, or its owner, neighborhood, or any homeowner association having governance over the Property may be found on the internet on individual or commercial web sites, blogs, Facebook pages, or other social media. Any such information may be accurate, speculative, truthful or lies, and it may or may not reflect the opinions or representations by the Broker. Broker will not investigate any such sites, blogs, social media or other internet sites or the representations contained therein. Buyer is advised to make an independent search of electronic media and online sources prior to removing any investigation contingency. Buyer and Seller are advised that Broker has no control over how long the information or photos concerning the Property will be available on the Internet or through social media, and Broker will not be responsible for removing any such content from the internet or MLS. Brokers do not have expertise in this area.

6. PACE LOANS AND LIENS: The acronym PACE stands for Property Assessed Clean Energy. PACE programs allow property owners to finance energy and water conservation improvements and pay for them through an assessment on the owner's property. PACE programs are available in most areas for both residential one to four unit properties and commercial properties. PACE programs may be referred to by different names such as HERO or SCEIP, among others. If a PACE project is approved, an assessment lien is placed on a property for the amount owed plus interest. A property owner repays the entity for the improvements as a special tax assessment on the property tax bill over a period of years. A PACE lien is similar to a property tax lien in that it has "super priority." Sellers are obligated to disclose, pursuant to the C.A.R. Residential Purchase Agreement (C.A.R. Form RPA), whether any improvement is subject to a lien such as a PACE lien. Properties that are subject to PACE liens made on or after July 6, 2010 may not be eligible for financing. For more information, Buyer may request from Broker the C.A.R. Legal Q&A titled: "PACE Programs and Solar Leases". Brokers do not have expertise in this area.

7. RE-KEYING: All locks should be re-keyed immediately upon close of escrow so as to ensure the Buyer's safety and security of their persons as well as their personal belongings. Alarms, if any, should be serviced by professionals and codes should be changed. Garage door openers and remotes should be re-coded. In the event of a lease back to Seller after the close of escrow, Seller is advised that the Buyer is entitled to the keys as the Owner of the Property even though the Seller stays in possession of the Property as provided in the RPA.

8. SOLAR PANEL LEASES: Solar panel or power systems may be owned or leased. Although leased systems are probably personal property, they are included in the sale by the C.A.R. purchase agreement which also obligates the Seller to make a disclosure to the Buyer and provide the Buyer with documentation concerning the lease and system. Leasing companies generally secure payments by filing a UCC-1 (a Uniform Commercial Code form giving notice of a creditor's security interest) against the property. Buyers are given a contingency right to investigate the solar related system and documentation and assume any lease. Assumption of the lease may require Buyer to provide financial information to the leasing company who may require a credit report be obtained on the Buyer. Should a solar panel or power system be on the Property, Buyers should determine if the system is leased or owned. Buyers willingness to assume any such lease is a contingency in favor of Seller. For more information, Buyer may request from Broker the C.A.R. Legal Q&A titled: "PACE Programs and Solar Leases". Brokers do not have expertise in this area.

9. RECORDING DEVICES: Audio or video recording devices or both may be present on the Property, whether or not notice of any such devices has been posted. Seller may or may not even be aware of the capability of such devices.

G. Local Disclosures and Advisories

1. LOCAL ADVISORIES OR DISCLOSURES (IF CHECKED):

The following disclosures or advisories are attached:

A. ☐ ____________________

B. ☐ ____________________

C. ☐ ____________________

D. ☐ ____________________

Buyer and Seller are encouraged to read all 14 pages of this Advisory carefully. By signing below, Buyer and Seller acknowledge that each has read, understands and received a copy of all 14 pages of this Advisory.

BUYER *David Behrend, Manager* Date 05/03/2025

BUYER ____________________ Date ________

(Address) ____________________

SELLER *Gonzalo N Diaz* Journey Investments, Inc. Date 05/05/2025

SELLER ____________________ Date ________

(Address) ____________________

Real Estate Broker (Selling Firm) ____________________ DRE Lic. # ________

By ____________________ DRE Lic.# ________ Date ________

Address ____________________ City ________ State ____ Zip ________

Telephone ________ Fax ________ Email ________

Real Estate Broker (Listing Firm) ____________________ DRE Lic. # ________

By ____________________ DRE Lic.# ________ Date ________

Address ____________________ City ________ State ____ Zip ________

Telephone ________ Fax ________ Email ________

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, INC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

Date: 05/03/2025

TERMS AND CONDITIONS DISCLOSURE

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I. CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT BETWEEN PARTIES

i. All email transmissions and the contents thereof related to any Real Estate investment opportunity are intended solely for the addressee. The information may also be legally privileged. Any electronic transmission is sent in trust, for the sole purpose of delivery to the intended recipient. You may **NOT** disseminate, reproduce, and/or forward any contents of any electronic transmission or other documents or materials received from Inc. Real Estate Corp. ("Broker"), its affiliated entities named in **Section IV** or their respective agents, employees or invitees (collectively "Broker Parties") without the express written consent of Broker, which consent may be granted or withheld in its sole and absolute discretion. You may NOT contact any owner or listing agent with which any Broker Party is dealing, whether in person, by phone, any writing, email or other electronic media for any purpose without the prior written consent of Broker.

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ii. The damages suffered by Broker Parties on account of any breach by the undersigned of its obligations under **Section I Paragraph i** above would be difficult if not impossible to determine in advance. Therefore, after good faith negotiations with each other, the undersigned and Broker agree that a reasonable estimate of such damages would be **$25,000 (Twenty-Five Thousand Dollars) PER occurrence** of unauthorized disclosure. The undersigned shall pay such amount to Broker and Broker shall receive and retain such amount as liquidated damages for each such breach and as Broker Parties' sole and exclusive remedy on account of each such breach.

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II. DISCLOSURE REGARDING REAL ESTATE AGENCY RELATIONSHIP

i. **INC Real Estate DOES NOT** represent you in any capacity in relation to any real estate investment presented. Furthermore, even though you may receive knowledge, advice, and opportunities; it is the sole responsibility of the undersigned individuals to conduct all their own due diligence in the course of any business dealings.

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III. DISCLOSURE REGARDING SUBJECT PROPERTY

i. That the seller of the real estate may or may not have title to the property. The seller may own a contract or may be representing the owner of a contract on the property with the intention to purchase the property it at a future date.

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ii. The purchases are made **AS-IS**. Due to the nature of the transaction, the Seller will not have any prior knowledge about the condition of the property and will not be able to provide a seller's disclosure. The condition of the property is solely the individual's responsibility to discover.

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IV. AFFILIATED BUSINESS ARRANGEMENT DISCLOSURE NOTICE

A relationship and a common ownership interests exist between the following entities:

- INC REAL ESTATE CORP
- F.L.I.P.S CONSTRUCTION
- JOURNEY INVESTMENTS INC
- CHOICE ONE ESCROW

BY SIGNING THIS DOCUMENT, THE UNDERSIGNED AGREES TO AL TERMS ABOVE:

Buyers:

Signature: David Behrend, Manager **Date:** 05/03/2025

Print Name: David Behrend

Signature: ____________ **Date:** ____________

Print Name: ____________

Company Name: ____________ **Date:** ____________

INC. REAL ESTATE CORP., a California Corporation

By: ____________ **Date:** ____________

Crista Diaz

Its: BROKER